                                                                   Exhibit 10.12


                         REVOLVING CREDIT AGREEMENT 1 *


                                      among


                         INTERMEDIA COMMUNICATIONS INC.,
         Borrower


                             BANK OF AMERICA, N.A.,
                              Administrative Agent


                         BANC OF AMERICA SECURITIES LLC,
                       Sole Lead Arranger and Book Manager


                           BNY CAPITAL MARKETS, INC.,
                                Syndication Agent


                                       and


                         TORONTO DOMINION (TEXAS), INC.,
                              Documentation Agent,


                       The Arranging Agents defined herein


                                       and


                            THE LENDERS NAMED HEREIN,
                                     Lenders


                                  $100,000,000


                          DATED AS OF DECEMBER 22, 1999



-------------------
*CONFORMED TO REFLECT SIGNATURES.

                                TABLE OF CONTENTS


                                                                           Page
SECTION 1         DEFINITIONS AND TERMS                                      1
         1.1      Definitions                                                1
         1.2      Number and Gender of Words; Other References              20
         1.3      Accounting Principles                                     20

SECTION 2         BORROWING PROVISIONS                                      20
         2.1      Revolver Facility                                         20
         2.2      Telecommunications Facility                               20
         2.3      Optional Receivables Facility                             21
         2.4      Termination of Commitments                                22
         2.5      Borrowing Procedure                                       24

SECTION 3         TERMS OF PAYMENT                                          25
         3.1      Notes and Payments                                        25
         3.2      Interest and Principal Payments                           25
         3.3      Interest Options                                          26
         3.4      Quotation of Rates                                        26
         3.5      Default Rate                                              26
         3.6      Interest Recapture                                        26
         3.7      Interest Calculations                                     27
         3.8      Maximum Rate                                              27
         3.9      Interest Periods                                          27
         3.10     Conversions                                               27
         3.11     Order of Application                                      28
         3.12     Sharing of Payments, Etc.                                 28
         3.13     Offset                                                    29
         3.14     Booking Borrowings                                        29

SECTION 4         CHANGE IN CIRCUMSTANCES                                   29
         4.1      Increased Cost and Reduced Return                         29
         4.2      Limitation on Types of Loans                              30
         4.3      Illegality                                                30
         4.4      Treatment of Affected Loans                               31
         4.5      Compensation                                              31
         4.6      Taxes                                                     31

SECTION 5         FEES                                                      33
         5.1      Treatment of Fees                                         33
         5.2      Fees of Administrative Agent and Arranging Agents         33
         5.3      Revolver Facility Commitment Fees                         33

SECTION 6.        SECURITY; GUARANTIES                                      34
         6.1      Collateral                                                34
         6.2      Guaranties                                                34
         6.3      Future Liens                                              35
         6.4      Release of Collateral                                     35
         6.5      Negative Pledge                                           35
         6.6      Control; Limitation of Rights                             36


SECTION 7         CONDITIONS PRECEDENT                                      36
         7.1      Conditions Precedent to Closing                           36
         7.2      Conditions Precedent to a Permitted Acquisition           36
         7.3      Conditions Precedent to Each Borrowing                    36

SECTION 8         REPRESENTATIONS AND WARRANTIES                            37
         8.1      Purpose of Credit Facility37
         8.2      Existence, Good Standing, Authority, and Authorizations   37
         8.3      Subsidiaries; Capital Stock                               38
         8.4      Authorization and Contravention                           38
         8.5      Binding Effect                                            38
         8.6      Financial Statements                                      38
         8.7      Litigation, Claims, Investigations                        39
         8.8      Taxes                                                     39
         8.9      Environmental Matters                                     39
         8.10     Employee Benefit Plans                                    39
         8.11     Properties; Liens                                         40
         8.12     Government Regulations                                    40
         8.13     Transactions with Affiliates                              40
         8.14     Debt                                                      40
         8.15     Material Agreements                                       40
         8.16     Insurance                                                 40
         8.17     Labor Matters                                             40
         8.18     Solvency                                                  40
         8.19     Intellectual Property                                     41
         8.20     Compliance with Laws                                      41
         8.21     Permitted Acquisitions                                    41
         8.22     Regulation U                                              41
         8.23     Trade Name                                                41
         8.24     Year 2000 Compliance                                      41
         8.25     No Default                                                42
         8.26     Full Disclosure                                           42

SECTION 9         COVENANTS                                                 42
         9.1      Use of Proceeds                                           42
         9.2      Books and Records                                         42
         9.3      Items to be Furnished                                     42
         9.4      Inspections                                               44
         9.5      Taxes                                                     44
         9.6      Payment of Obligations                                    44
         9.7      Maintenance of Existence, Assets, and Business            45
         9.8      Insurance                                                 45
         9.9      Preservation and Protection of Rights                     46
         9.10     Employee Benefit Plans                                    46
         9.11     Environmental Laws                                        46
         9.12     Debt and Guaranties                                       46
         9.13     Liens                                                     48
         9.14     Loans, Advances, and Investments                          49


         9.15     Distributions                                             50
         9.16     Sale of Assets                                            50
         9.17     Sale-Leaseback Financings                                 51
         9.18     Mergers and Dissolutions; Sale of Capital Stock           51
         9.19     Restrictions on Subsidiaries                              51
         9.20     Compliance with Laws and Documents                        51
         9.21     Government Regulations                                    51
         9.22     Transactions with Affiliates                              52
         9.23     New Business                                              52
         9.24     Permitted Acquisitions, Subsidiary Guaranties, and
                    Collateral Documents                                    52
         9.25     Fiscal Year and Accounting Methods                        52
         9.26     Financial Hedges                                          52
         9.27     Assignment                                                53
         9.28     Affiliate Subordination Agreements                        53
         9.29     Year 2000                                                 53
         9.30     Amendments to Documents                                   53
         9.31     Management Fees                                           53
         9.32     Financial Covenants                                       53
         9.33     Regulatory Matters; License Company                       56

SECTION 10        DEFAULT                                                   56
         10.1     Payment of Obligation                                     56
         10.2     Covenants                                                 56
         10.3     Debtor Relief                                             56
         10.4     Judgments and Attachments                                 57
         10.5     Government Action                                         57
         10.6     Misrepresentation                                         57
         10.7     Change of Control                                         57
         10.8     Authorizations                                            57
         10.9     Default Under Other Debt and Agreements                   57
         10.10    Validity and Enforceability of Loan Documents             58
         10.11    Material Adverse Effect                                   58
         10.12    Environmental Liability                                   58
         10.13    Employee Benefit Plans                                    58
         10.14    Pledged Stock                                             58
         10.15    Dissolution                                               58
         10.16    Payment of Certain Other Agreements                       58
         10.17    Default or Acceleration under Certain Other Agreements    59
         10.18    Redemption of Certain Other Debt or Obligation            59

SECTION 11        RIGHTS AND REMEDIES                                       59
         11.1     Remedies Upon Default                                     59
         11.2     Company Waivers                                           59
         11.3     Performance by Administrative Agent                       60
         11.4     Delegation of Duties and Rights                           60
         11.5     Not in Control                                            60
         11.6     Course of Dealing                                         60
         11.7     Cumulative Rights                                         60
         11.8     Application of Proceeds                                   60
         11.9     Certain Proceedings                                       61


         11.10    Limitation of Rights                                      61
         11.11    Expenditures by Lenders                                   61
         11.12    Indemnification                                           61

SECTION 12        AGREEMENT AMONG LENDERS                                   62
         12.1     Administrative Agent                                      62
         12.2     Expenses                                                  63
         12.3     Proportionate Absorption of Losses                        63
         12.4     Delegation of Duties; Reliance                            63
         12.5     Limitation of Liability                                   64
         12.6     Default; Collateral                                       65
         12.7     Limitation of Liability                                   66
         12.8     Relationship of Lenders                                   66
         12.9     Benefits of Agreement                                     66
         12.10    Agents                                                    66
         12.11    Obligations Several                                       67
         12.12    Financial Hedges                                          67

SECTION 13        MISCELLANEOUS                                             67
         13.1     Headings                                                  67
         13.2     Nonbusiness Days                                          67
         13.3     Communications                                            67
         13.4     Form and Number of Documents                              68
         13.5     Exceptions to Covenants                                   68
         13.6     Survival                                                  68
         13.7     Governing Law                                             68
         13.8     Invalid Provisions                                        68
         13.9     Entirety                                                  68
         13.10    Jurisdiction; Venue; Service of Process; Jury Trial       68
         13.11    Amendments, Consents, Conflicts, and Waivers              69
         13.12    Multiple Counterparts                                     70
         13.13    Successors and Assigns; Assignments and Participations    70
         13.14    Discharge Only Upon Payment in Full; Reinstatement in
                    Certain Circumstances                                   72
         13.15    Confidentiality                                           72

                             SCHEDULES AND EXHIBITS


Schedule 1                          -       Special Regulatory Approval Jurisdictions
Schedule 2.1                        -       Lenders and Commitments
Schedule 7.1                        -       Conditions Precedent to Closing
Schedule 7.1(a)                     -       Post-Closing Conditions
Schedule 7.2                        -       Conditions Precedent to Permitted Acquisitions
Schedule 8.2                        -       FCC and PUC Licenses
Schedule 8.3                        -       Capital Stock and Partnership Interests
Schedule 8.15                       -       Material Agreements
Schedule 8.23                       -       Trade Names
Schedule 9.12                       -       Existing Debt
Schedule 9.13                       -       Existing Liens
Schedule 9.14                       -       Loans, Advances, and Investments
Schedule 9.33                       -       Transfer Approval Jurisdictions

Exhibit A-1                         -       Form of Revolver Note
Exhibit A-2                         -       Form of Telecommunications Note
Exhibit A-3                         -       Form of Receivables Note
Exhibit B-1                         -       Form of Notice of Borrowing
Exhibit B-2                         -       Form of Notice of Conversion
Exhibit C                           -       Form of Guaranty
Exhibit D-1                         -       Form of Pledge Agreement
Exhibit E-1                         -       Form of Compliance Certificate
Exhibit E-2                         -       Form of Permitted Acquisition Compliance Certificate
Exhibit E-3                         -       Form of Permitted Acquisition Loan Closing Certificate
Exhibit F                           -       Form of Assignment and Acceptance Agreement
Exhibit G-1                         -       Form of Opinion of Counsel of Borrower
Exhibit G-2                         -       Form of Opinion of Special Regulatory Counsel
Exhibit G-3                         -       Form of Opinion of Local Counsel
Exhibit H                           -       Form of Affiliate Subordination Agreements

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT is entered into as of December 22, 1999, among INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), BANC OF AMERICA SECURITIES, LLC, as Sole Lead Arranger and Book Manager, BNY CAPITAL MARKETS, INC., as Syndication Agent (hereinafter defined), TORONTO DOMINION (TEXAS), INC., as Documentation Agent (hereinafter defined), BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined), and BANK OF AMERICA, N.A., THE BANK OF NEW YORK, and TORONTO DOMINION (TEXAS), INC., as Arranging Agents (hereinafter defined).

                                    RECITALS

A. Borrower has requested that Lenders extend credit to Borrower in the form of this Revolving Credit Agreement (the "AGREEMENT"), providing for a revolving loan facility in the aggregate principal amount of $75,000,000, a facility for telecommunications assets for an aggregate principal amount of $25,000,000, and an uncommitted discretionary receivables facility for refinancing the acquisition/construction facility for an aggregate principal amount of up to $25,000,000.

B.

C. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

D.

E. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, Syndication Agent, Documentation Agent, Arranging Agents, and Lenders agree, as follows:


1. SECTION DEFINITIONS AND TERMS.

2.

2.1      DEFINITIONS. As used herein:

2.2

2.3 ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of (i) all or substantially all of the assets of a Person, (ii) any business or division of a Person, or (iii) to the extent not properly classified as a Capital Expenditure in accordance with GAAP, any telecommunication asset or group of assets currently in operation and generating cash flow and revenue, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 9.14); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; provided that, in any merger involving Borrower, Borrower must be the surviving entity.

2.4

2.5 ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

2.6

2.7 ADMINISTRATIVE AGENT means Bank of America, N.A., and its permitted successors or assigns as "Administrative Agent" for Lenders under this Agreement.

2.8

2.9 AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

2.10

2.11 AGENTS means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, and Arranging Agents.

2.12

2.13 AGREEMENT means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

2.14

2.15 ANNUALIZED OPERATING CASH FLOW means, at any date of determination, the Operating Cash Flow of the Companies (determined on a consolidated basis) for the three-calendar month period then most recently ended, multiplied by four.

2.16

2.17 APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

2.18

2.19     APPLICABLE MARGIN means either:

2.20

                  (a) with respect to Borrowings occurring on or prior to June 30, 2001, 1.75% for Base Rate Borrowings and 2.750% for Eurodollar Rate Borrowings; or

                  (b) on any date of determination occurring after June 30, 2001, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Total Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificate of Borrower most recently delivered pursuant to SECTION 9.3 hereof (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):


       TOTAL LEVERAGE RATIO                                    APPLICABLE MARGIN
                                              -----------------------------------------------------------
                                              BASE RATE BORROWINGS             EURODOLLAR RATE BORROWINGS
------------------------------------          --------------------             --------------------------
        LESS THAN 5.00:1.0                           0.625%                              1.625%

GREATER THAN OR EQUAL TO 5.00 : 1.0,                 0.875%                              1.875%
      BUT LESS THAN 7.00:1.0

GREATER THAN OR EQUAL TO 7.00:1.0,                   1.250%                              2.250%
     BUT LESS THAN 10.00:1.0

GREATER THAN OR EQUAL TO 10.00:1.0,                  1.500%                              2.500%
     BUT LESS THAN 12.00:1.0

GREATER THAN OR EQUAL TO 12.00:1.0                   1.750%                              2.750%

                           (i)  With respect to any adjustments in the
                  Applicable Margin as a result of changes in the Total Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent

                  Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

                           (ii) If Borrower fails to timely furnish to Lenders
                  the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then (unless the Default Rate has been effected by Required Lenders pursuant to SECTION 3.5) the Applicable Margin shall be the maximum Applicable Margin specified in the table above.

         ARRANGING AGENTS means, collectively, Bank of America, N.A., The Bank of New York, and Toronto Dominion (Texas), Inc., and their respective permitted successors and assigns as "Arranging Agent" under this Agreement.

         ASSUMED TAXES means, (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, and (b) with respect to any Significant Sale, an amount equal to such percentage as Borrower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale.

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any network facility or any other telecommunication system.

         BANK OF AMERICA means Bank of America, N.A., in its individual capacity as a Lender, and its successors and assigns.

         BASE RATE means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         BENEFICIAL OWNER means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (b) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (under the Revolver Facility, the Telecommunications Facility, or the Receivables Facility), whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company or Guarantor under, any Loan Document.

         BORROWING DATE is defined in SECTION 2.5(a).

         BUDGET means the most recently delivered of the (a) annual financial budget for the Companies delivered on the Closing Date as required in ITEM 22 on
SCHEDULE 7.1 delivered pursuant to SECTION 7.1 or (b) the Budget delivered pursuant to SECTION 9.3(d), together with any adjustments to any Budget (whether described in CLAUSE (a) or (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "Permitted Acquisition" as set forth in this SECTION 1.1 so long as such projections have been approved by Administrative Agent.

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or such other location as Administrative Agent may select upon 30 days prior written notice to Borrower, Arranging Agents, and Lenders, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CAPACITY PURCHASE AGREEMENT means the Williams Agreement, any other capacity purchase agreements or dark fiber leases (where a Company is lessee) entered into by Borrower with third parties from time to time.

         CAPITAL EXPENDITURE means an expenditure for any fixed asset having a useful life of more than one (1) year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and, including any obligations to pay deferred circuit costs.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP, other than obligations arising under any Capacity Purchase Agreement.

         CAPITAL STOCK means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         CASH EQUIVALENTS means:

                  (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

                  (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

                  (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

                  (e) Demand deposit accounts which are maintained in the ordinary course of business.

         CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived, but must be, if at all, a Business Day occurring no later than December 22, 1999.

         CLOSING PRICE on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the overthecounter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Borrower for that purpose and is reasonably acceptable to Administrative Agent.

         CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         COLLATERAL means all the items and types of property described as "Collateral" in the Collateral Documents and all cash and non-cash proceeds thereof.

         COLLATERAL DOCUMENTS means all security agreements, pledge agreements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

         COMMITMENT PERCENTAGE means, at any date of determination, for any Lender with respect to a particular Facility, the proportion (stated as a percentage) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility.

         COMMITTED SUM means, for any Lender at any date of determination, as the case may be, (a) with respect to the Revolver Facility and the Telecommunications Facility, the amount stated beside such Lender's name on the most-recently amended SCHEDULE 2.1 to the Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement), and (b) with respect to the Receivables Facility, the Receivables Commitment of any Lender then in effect.

         COMMON STOCK of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

         COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

         CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

         CONSTRUCTION PROJECT means a project undertaken by any Borrower or any Domestic Subsidiary of Borrower relating to the construction of Telecommunications Assets which are wholly-owned by such Company.

         CONTEMPLATED EQUITY INFUSION means one or more investments or capital contributions (including common and preferred stock) in Borrower or one or more of its Domestic Subsidiaries aggregating up to $400,000,000, as reflected in the Budget delivered by Borrower to Lenders on or prior to the Closing Date, so long as such investments are made within a six month period immediately following the Closing Date.

         CONTINUING DIRECTORS means, as of any date of determination, any member of the board of directors of Borrower who (i) was a member of such board of directors on the Closing Date or (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements for the fiscal year ended December 31, 1998, and the nine-month period ended September 30, 1999, calculated on a consolidated basis for the Companies; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

         DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities (but excluding accrued taxes and accrued expenses) in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases,(iii) all obligations arising under the Williams Agreement or any other Capacity Purchase Agreement, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iv) preceding of other Persons for the payment of which such

Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iv) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder, other than letters of credit or banker's acceptances that are completely secured with cash collateral; and (e) net payments under Financial Hedges.

         DEBT ISSUANCE means any Subordinated Debt of Borrower or any Company issued or incurred after the Closing Date in accordance with SECTION 9.12(g).

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, other than the redemption of Preferred Stock for common stock and the conversion of Preferred Stock into Permitted Debt, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any other payment by such Person with respect to such securities, and (d) other than in connection with a Permitted Refinancing, voluntary prepayments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         DOMESTIC SUBSIDIARY means a direct or indirect Subsidiary of Borrower that is organized or incorporated under the Laws of a jurisdiction of the United States, other than a direct or indirect Domestic Subsidiary of a Foreign Subsidiary of Borrower.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other commercial bank or other financial institution approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and -- unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13 -- Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss. 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. ss. 4321 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. ss. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         EQUITY ISSUANCE means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, or other equity interests, other than (a) present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies, and
(b) if no Default or Potential Default then exists or arises after giving effect thereto, the Contemplated Equity Infusion.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         ERISA EVENT means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Company; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) any Company or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to an Employee Plan or Multiemployer Plan.

         EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bridge Telerate Screen Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         EXCHANGE ACT means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         EXISTING SENIOR NOTES means, collectively, (i) the 8-7/8% Senior Notes due 2007, issued by Borrower pursuant to an Indenture dated as of October 30, 1997, between Borrower and SunTrust Bank, Central Florida, National Association, as trustee; (ii) the 8.60% Senior Notes due 2008, issued by Borrower pursuant to an Indenture dated as of May 27, 1998, between Borrower and SunTrust Bank, Central Florida, National Association, as trustee; (iii) the 11-1/4% Senior Notes due 2007, issued by Borrower pursuant to an Indenture dated as of July 9, 1997, between Borrower and SunTrust Bank, Central Florida, National Association, as trustee; (iv) the 12-1/2% Senior Notes due 2006, issued by Borrower pursuant to an Indenture dated as of May 14, 1996, between Borrower and SunTrust Bank, Central Florida, National Association, as trustee; (v) the 8-1/2% Senior Notes due 2008, issued by Borrower pursuant to an Indenture dated as of December 23, 1997, between Borrower and SunTrust Bank, Central Florida, National Association, as trustee; and (vi) the 9-1/2% Senior Notes due 2009, issued by Borrower pursuant to an Indenture dated as of February 24, 1999, between Borrower and SunTrust Bank, Central Florida, National Association, as Trustee.

         EXISTING SUBORDINATED NOTES means, the 12-1/4% Senior Subordinated Discount Notes due 2009, issued by Borrower pursuant to an Indenture dated as of February 24, 1999, between Borrower and SunTrust Bank, Central Florida, National Association, as Trustee.

         FACILITIES means, collectively, the Revolver Facility, and either the Telecommunications Facility or the Receivables Facility (but only if such Facility is substituted for the Telecommunications Facility in accordance with the requirements of the Loan Documents). FACILITY means the Revolver Facility, or the Telecommunications Facility, or the Receivables Facility (but only if such Facility is substituted for the Telecommunications Facility in accordance with the requirements of the Loan Documents).

         FCC means the Federal Communications Commission and any successor regulatory body.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight

Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, including, without limitation, the Financial Hedges entered into by any Company in accordance with SECTION 9.26.

         FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' equity (deficits), and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholder's equity (deficits) shall be in comparative form to the prior fiscal year-end figures.

         FIRST QUALIFYING DATE means February 15, 2000, so long as no Default or Potential Default then exists.

         FOREIGN SUBSIDIARY means a Subsidiary of Borrower that is organized or incorporated under the Laws of any jurisdiction other than a jurisdiction of the United States.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         GUARANTOR means any Person, including, but not limited to, any Domestic Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

         GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons,
(c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         IMMATERIALITY CERTIFICATE means an officer's certificate in form and substance acceptable to Administrative Agent, executed and delivered by a Responsible Officer of Borrower, stating that (a) the annual Revenue of Financial Place Communications Company does not exceed $3,000,000, and (b) in the reasonable estimation of Borrower, Financial Place Communications Company has and will in the future have net assets not to exceed $1,000,000.00.

         INTEREST COVERAGE RATIO means, for the Companies on a consolidated basis, at any date of determination for the twelve-calendar month period then most recently ended, the ratio of (i) the Operating Cash Flow of the Companies (determined on a consolidated basis) for such period to (ii) the aggregate amount of cash interest due and payable on the Total Debt during such period, expressly including imputed interest on Capital Lease transactions and Capacity Purchase Agreements, but excluding accreted interest and interest on capitalized labor costs.

         INTEREST EXPENSE means, for any period of calculation thereof, the aggregate gross interest expense for the Companies on a consolidated basis (including commitment fees) on all Debt of the Companies, whether paid in cash or accrued as a liability and payable in cash during such period determined in conformity with GAAP (including, without limitation, imputed interest on Capital Lease obligations and Capacity Purchase Agreements; the interest portion of any deferred payment obligation; net costs associated with Financial Hedges).

         INTEREST PERIOD is determined in accordance with SECTION 3.9.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LEAD ARRANGER means Banc of America Securities LLC, and its successors and assigns, in its capacity as Sole Lead Arranger and Book Manager.

         LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(c) of this Agreement or to reflect any additional Lenders under the Receivables Facility subject to and in accordance with SECTION 2.3(b)), and subject to the terms and conditions of this Agreement, and their respective successors and assigns; provided that, if permitted by this Agreement, the Existing Senior Notes, the Existing Subordinated Notes, and any permitted issuances of Debt pursuant to SECTION 9.12, solely for purposes of any Collateral Document and SECTION 12 and SECTIONS 3.12 and 3.13, "LENDERS" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

         LICENSE COMPANY has the meaning specified in SECTION 9.33.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN DOCUMENTS means (a) this Agreement, the Notes, and the Collateral Documents, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this

Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Company to perform any of its payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of any Company, either singly or in the aggregate, or
(c) Default or Potential Default.

         MATERIAL AGREEMENT means any material written or oral agreement, contract, commitment, or understanding to which any Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject (excluding purchase orders for material and inventory in the ordinary course of business), which involves (i) revenue payable to any Company in excess of 5% of the total consolidated Revenues of the Companies in the aggregate during any 12month period, or (ii) financial obligations of any Company in excess of 10% of the total consolidated expenses of the Companies in the aggregate during any 12month period, and which is not cancellable by such Company upon 30 days or less notice without liability for further payment (other than nominal penalties), or any other agreement which, in the determination of Borrower is material to its business, whether or not more specifically set forth on SCHEDULE 8.15, together with any amendments or modifications to any such Material Agreement permitted pursuant to SECTION 9.30.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MAXIMUM RECEIVABLES COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to the lesser of (i) $25,000,000 or (ii) an amount equal to 80% of the accounts receivables of the Companies which satisfy "eligibility" requirements specified in the related Receivable Credit Documents.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) received, on or after the date of consummation of such Significant Sale, by any Company from such Significant Sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such Significant Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (iv) deduction for the amount of any Permitted Debt (other than the Obligation) secured by the respective asset or assets being sold, which Permitted Debt is required to be repaid as a result of such

Significant Sale; (b) with respect to any incurrence of Debt, cash (freely convertible into Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Debt, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by any Company from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

         NEW SENIOR NOTES is defined in SECTION 9.12(h).

         NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, Telecommunications Notes, and Receivables Notes.

         NOTICE OF BORROWING is defined in SECTION 2.5(a).

         NOTICE OF CONVERSION is defined in SECTION 3.10.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; provided that, all references to the "Obligation" in the Collateral Documents and in SECTIONS 3.11, 3.12 and 3.13, shall, in addition to the foregoing, if permitted by this Agreement, the Existing Senior Notes, the Existing Subordinated Notes, and any permitted issuances of Debt pursuant to
SECTION 9.12, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

         OPERATING CASH FLOW means, for the Companies on a consolidated basis, as calculated at any date of determination with respect to the then most recently ended Rolling Period (unless otherwise indicated), the sum (without duplication and excluding any extraordinary losses or gains during such period) of (a) net income or deficit during such period, plus (b) to the extent already deducted in computing such net income (i) income Tax expense, (ii) Interest Expense during such period, (iii) depreciation, amortization, and other non-cash-expense items during such period, less (c) interest and dividend income, less (d) other non-cash components of income; calculations of Operating Cash Flow shall be adjusted as required to take into account any minority ownership interests (other than minority ownership interests in Digex). In determining Operating Cash Flow for the Companies:

                  (a) Operating Cash Flow shall be calculated after giving effect to Acquisitions and divestitures of such Companies (to the extent such transactions are permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative; and

                  (b) For the Rolling Periods ending in fiscal years 1999 and 2000, Operating Cash Flow of the Companies may be increased by the following amounts during the periods indicated (to the extent such amounts were deducted in determining net income for such periods and have not otherwise been added-back in calculating Operating Cash Flow for such periods): one-time adjustments for non-recurring restructuring charges not to exceed (i) $5,400,000 in the aggregate for the first fiscal quarter of fiscal year 1999; (ii) $3,440,000 in the aggregate for the second fiscal quarter of fiscal year 1999; (iii) $5,512,000 in the aggregate for the third fiscal quarter of fiscal year 1999; and
         (iv) up to $7,000,000 in the aggregate for the fourth fiscal quarter of fiscal year 1999, to the extent such charges are accrued.

         PARTICIPANT is defined in SECTION 13.13(e).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PERMITTED ACQUISITION means:

                  (a) Acquisitions by any Company of businesses which are primarily engaged in the Telecommunications Business, with respect to which each of the following requirements shall have been satisfied:

                           (i)   At any time the Total Leverage Ratio
                  (calculated after giving pro forma effect to any proposed Acquisition) exceeds 5.00 to 1.00, the aggregate Purchase Price for all Acquisitions consummated on or subsequent to the Closing Date through any date of determination must be less than or equal to the sum of $100,000,000 plus 100% of Net Cash Proceeds from any Equity Issuance (excluding $300,000,000 of the Contemplated Equity Infusion). At any time and so long as the Total Leverage Ratio (calculated after giving pro forma effect to any proposed Acquisition) is less than or equal to
                  5.00 to 1.00, the aggregate purchase price for such Acquisitions must be less than or equal to the sum of $250,000,000 plus 100% of Net Cash Proceeds from any Equity Issuance (excluding $300,000,000 of the Contemplated Equity Infusion);

                           (ii) As of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

                           (iii) Not less than 15 Business Days prior to the
                  closing of any Acquisition, Borrower shall have delivered to Administrative Agreement a Permitted Acquisition Compliance Certificate with respect to such Acquisition, together with such other information concerning the Acquisition as Administrative Agent may reasonably request. Not less than 5 Business Days prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition, together with (A) pro forma income and balance sheet projections for the Companies (after giving effect to the Acquisition), and (B) five year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

                           (iv) Prior to consummation of any Acquisition,
                  Borrower shall have satisfied the conditions precedent set forth in SECTION 7.2;

                           (v) As of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                           (vi) As of the closing of any Acquisition, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

                           (vii) As of the closing of any Acquisition, (A) if
                  such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity Acquisition, the acquiring Company shall own not less than a 75% interest in the entity being acquired and such acquired Company shall become a Guarantor; or

                  (b) any other Acquisition for which the prior written consent of Required Lenders has been obtained.

         Notwithstanding the foregoing, to the extent that CLAUSE (a)(iii) and
(a)(iv) require the delivery of compliance certificates and projections in connection with a Permitted Acquisition, such compliance certificates and projections shall not be required for any Permitted Acquisition for which the Purchase Price is less than $10,000,000.

         PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-2.

         PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E3.

         PERMITTED DEBT means Debt permitted under SECTION 9.12 as described in such Section.

         PERMITTED LIENS means Liens permitted under SECTION 9.13 as described in such Section.

         PERMITTED REFINANCINGS shall have the meaning set forth in CLAUSE (i) of SECTION 9.12.

         PERSON means any individual, entity, or Governmental Authority.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PREFERRED STOCK means, collectively, (i) 53,729 shares of 7% Series D Junior Convertible Preferred Stock issued by Borrower which is evidenced by a Certificate of Designation dated as of July 7, 1997; (ii) 64,892 shares of 7% Series E Junior Convertible Preferred Stock which is evidenced by a Certificate of Designation dated as of October 29, 1997; (iii) 79,600 shares of 7% Series F Junior Convertible Preferred Stock issued by Borrower which is evidenced by a Certificate of Designation dated as of August 17, 1998; (iv) 300,000 shares of 13-1/2% Series B Redeemable Exchangeable Preferred Stock issued by Borrower which is mandatorily redeemable in 2009 and which is evidenced by a Certificate of Designation dated as of March 3, 1997; (v) any additional Preferred Stock (in substantially identical terms as the Preferred Stock with respect to which such stock is being issued) issued as dividends on the Preferred Stock described in ITEM (iv); and (vi) any additional Preferred Stock issued after the Closing

Date on terms no less favorable to Lenders than the Preferred Stock existing on the Closing Date; provided that, no cash Distribution may be paid or declared with respect to such additional Preferred Stock until Borrower demonstrates to Administrative Agent's satisfaction that the Total Leverage Ratio is less than
5.00 to 1.00.

         PRIME RATE means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         PRINCIPAL DEBT means, at the time of any determination thereof, the sum of the Revolver Principal Debt and the Telecommunications Principal Debt (or the Receivables Principal Debt, if the Receivables Facility has replaced the Telecommunications Facility in accordance with the requirements of SECTION 2.3).

         PRO RATA or PRO RATA PART, for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility, the proportion which the portion of the Principal Debt for the applicable Facility owed to such Lender bears to the Principal Debt under the applicable Facility owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities bears to the Total Commitment then in effect.

         PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

         PURCHASE PRICE means, with respect to any Acquisition, all direct, indirect, and deferred cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Acquisition, including, without limitation, the amount of any Debt being assumed in connection with such Acquisition (and subject to the limitations on Permitted Debt hereunder), seller financing, and payments under non-competition or consulting agreements entered into in connection with such Acquisition and similar agreements (but expressly excluding any non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction); provided that, for the purposes hereof, non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Acquisition.

         RECEIVABLES COMMITMENT means, for any Receivables Lender with respect to any Receivables Facility, the commitment amount designated for such Lender pursuant to the Receivables Credit Documents.

         RECEIVABLES CREDIT DOCUMENTS has the meaning as defined in SECTION 2.3(a).

         RECEIVABLES FACILITY means the uncommitted, discretionary receivables revolver facility described in, and subject to, the limitations of SECTION 2.3, and the applicable Receivables Credit Documents.

         RECEIVABLES LENDER means, at any date of determination, any Lender that has a Committed Sum under the Receivables Facility.

         RECEIVABLES NOTE means a promissory note substantially in the form of EXHIBIT A-3, and all renewals, extensions, or replacements of all or any part thereof.

         RECEIVABLES PRINCIPAL DEBT means, at any date of determination, the aggregate unpaid principal balance of all Borrowings under the Receivables Facility.

         REGISTER is defined in SECTION 13.13(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 4043.21, 4043.24 and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         REQUIRED LENDERS means (a) on any date of determination prior to the Termination Date, those Lenders holding greater than 50% of the Total Commitment, or (b) on any date of determination occurring after the Termination Date, those Lenders holding greater than 50% of the outstanding Principal Debt.

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, chief accounting officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the board of directors of Borrower, which designated officer is acceptable to Administrative Agent.

         REVENUES means, at any date of determination for the Rolling Period most recently ended, the total aggregate amount of cash received, or accounts receivable established, by the Companies (on a consolidated basis) resulting from the sale of goods or rendering of services by such Companies less unearned Revenue solely as a result of Borrower's ordinary and customary advance billing practices.

         REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $75,000,000.

         REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof.

         REVOLVER LENDER means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility.

         REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

         REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         SECOND QUALIFYING DATE means the date upon which (i) no Default or Potential Default then exists, and (ii) first priority Liens have been recorded in favor of Administrative Agent (for the ratable benefit of Lenders) in and to all assets of the Companies with respect to which the Lenders requested Liens on or prior to February 15, 2000.

         SECURITIES ACT means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

         SENIOR DEBT means, at any date of determination, all Debt of the Companies, excluding Subordinated Debt of the Companies.

         SENIOR SECURED DEBT means, at any date of determination, the aggregate principal amount of all Senior Debt of the Companies(determined on a consolidated basis), which is secured by Liens on all or any portion of the assets of the Companies.

         SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.16(a) through (e)) with respect to which the Net Cash Proceeds realized by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $5,000,000.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         SPECIAL REGULATORY APPROVALS means all necessary approvals, authorizations, consents, adjudications, or orders of any PUC in the jurisdiction listed on SCHEDULE 1 with respect to any Borrowings or the granting of Liens on the Collateral pursuant to the Collateral Documents, which approvals, authorizations, consents, adjudications, or orders were not obtained as of the Closing Date.

         SUBORDINATED DEBT means the Existing Subordinated Notes and any Subordinated Debt incurred in accordance with SECTION 9.12.

         SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP, or own fifty percent (50%) or more of the issued and outstanding partnership interests, provided that, for all purposes under this Agreement, Financial Place Communications Company shall not be considered to be a Subsidiary of Borrower if the Immateriality Certificate has been delivered on or prior to the Closing Date.

         SYNDICATION AGENT means BNY Capital Markets, Inc. and its respective permitted successors or assigns as "Syndication Agent" under this Agreement.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TELECOMMUNICATIONS ASSETS means assets, Rights (contractual or otherwise), and properties, whether tangible or intangible, owned by Borrower or any Domestic Subsidiary of Borrower and used in connection with such Company's Telecommunications Business.

         TELECOMMUNICATIONS BUSINESS means the business of (i) transmitting or providing services related to the transmission of voice, video, or data through owned or leased transmission facilities; (ii) creating, developing, or marketing communications related network equipment, software, and other services for use in a Telecommunications Business; or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in CLAUSES
(i) or (ii) above; provided that, the determination of what constitutes a Telecommunications Business of any Company shall be made in good faith by the board of directors of Borrower.

         TELECOMMUNICATIONS COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $25,000,000.

         TELECOMMUNICATIONS FACILITY means the credit facility as described in and subject to the limitations of SECTION 2.2.

         TELECOMMUNICATIONS LENDER means, at any date of determination, each Lender who has a Committed Sum under the Telecommunications Facility.

         TELECOMMUNICATIONS NOTE means a promissory note substantially in the form of EXHIBIT A-2, and all renewals, extensions, or replacements of all or any part thereof.

         TELECOMMUNICATIONS PRINCIPAL DEBT means, at any date of determination, the aggregate unpaid principal balance of all Borrowings under the Telecommunications Facility.

         TERMINATION DATE means the earlier of (i) December 22, 2004, and (ii) with respect to any Facility, the effective date of any other termination or cancellation of Lenders' commitments to lend under such Facility, in accordance with this Agreement.

         TOTAL CAPITALIZATION means, at any date of determination, the Total Debt plus the amount of paid-in-capital of the Companies (including, without limitation, to the extent included in paid-in-capital, (a) the liquidation value of all Preferred Stock, (b) other equity securities issued in lieu of cash dividends on the Preferred Stock or other issued and outstanding equity securities, and (c) the value of any equity issued by any Company as part of the consideration for an Acquisition).

         TOTAL COMMITMENT means, on any date of determination, the sum of all Committed Sums for all Lenders in respect of the Revolver Facility and the Telecommunications Facility (or the Receivables Facility, if the Receivables Facility has replaced the Telecommunications Facility in accordance with the terms and conditions of SECTION 2.3) (as the same may have been reduced or canceled as provided in the Loan Documents) then in effect.

         TOTAL COMMON EQUITY of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the board of directors of Borrower in good faith and evidenced by a resolution of the board of directors.

         TOTAL DEBT means, on any date of determination, the sum of (i) the aggregate principal amount of all Debt of the Companies (determined on a consolidated basis), plus (ii) the aggregate amount of any past due interest accrued and unpaid on any such Debt.

         TOTAL LEVERAGE RATIO means, at any date of determination thereof, the ratio of (a) Total Debt to (b) Annualized Operating Cash Flow.

         TRADING DAY with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

         TRANSFER APPROVALS has the meaning set forth in SECTION 9.33.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

         UCC means the Uniform Commercial Code as enacted in New York or other applicable jurisdiction, as amended at the time in question.

         VOTING STOCK of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

         WILLIAMS AGREEMENT means the Capacity Purchase Agreement dated January 5, 1998, by and between Williams Communications, Inc. and Borrower, as amended through November 5, 1999, and as further amended from time to time pursuant to
SECTION 9.30.

2.21 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

2.22 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

3. SECTION BORROWING PROVISIONS.

4.

4.1 REVOLVER FACILITY. Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, or $1,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing; and (c) on any date of determination, the Revolver Principal Debt shall never exceed the Revolver Commitment.

4.2 TELECOMMUNICATIONS FACILITY. Each Telecommunications Lender severally, but not jointly, agrees to lend to Borrower such Lender's Commitment Percentage of one or more Borrowings under the Telecommunications Facility not to exceed such Telecommunications Lender's Committed Sum under the Telecommunications Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that,
(a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Telecommunications Facility; (b) on any date of determination, the Telecommunications Principal Debt shall never exceed the Telecommunications Commitment; (c) the proceeds of any Borrowing under the Telecommunications Facility may only be used to finance a portion of the costs of the acquisition or construction of Telecommunications Assets of Borrower or its Domestic Subsidiaries; and (d) the amount of each such Borrowing (i) shall not exceed 80% of the costs of the Telecommunications Assets being acquired or constructed with the proceeds of such Borrowing and (ii) shall not be less than $5,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, or $1,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing.

4.3

4.4      OPTIONAL RECEIVABLES FACILITY.

                  (a) At any time after the Closing Date, if no Default or Potential Default then exists or would arise as a result thereof, Borrower may request the consent of Lenders and Administrative Agent to the establishment of a Receivables Facility to replace and refinance in full the Telecommunications Facility and the outstanding Obligation arising thereunder. No Lender shall be obligated to consent to such request, and the consent by any Lender to such request shall not be deemed to be a commitment to lend under the Receivables Facility, which commitment shall only be made and evidenced in accordance with the procedures set forth in SECTION 2.3(b). Any consent by Lenders and Administrative Agent to the establishment of the Receivables Facility shall be expressly subject to the following: (i) the Receivables Principal Debt and the aggregate commitments of any Receivables Lender (committed in accordance with the procedures set forth in SECTION 2.3(b)), shall not exceed the Maximum Receivables Commitment, but must be in an amount sufficient to repay the Telecommunications Facility in full; (ii) the initial Borrowing under the Receivables Facility shall repay the Telecommunications Facility in full, and the Telecommunications Commitment shall be automatically terminated as a result thereof; (iii) the proceeds of any Borrowing under the Receivables Facility may only be used for the purposes set forth in
         SECTION 8.1(c); (iv) the portion of the Obligation arising under the Receivables Facility may only be secured by certain accounts receivable of the Companies, and no other portion of the Collateral shall secure the Obligation arising under the Receivables Facility; (v) prior to the effectiveness of the Receivables Facility or any Borrowing thereunder, the Revolver Lenders,

         Receivables Lenders, and Administrative Agent shall have entered into an intercreditor agreement with respect to the relative Rights of such parties in and to the Collateral consisting of accounts receivable, which intercreditor agreement must be acceptable in form and substance to Revolver Lenders and Administrative Agent, in their sole discretion; it being expressly understood that the consent of Revolver Lenders and Administrative Agent to the establishment of the Receivables Facility does not constitute an agreement by such parties to subordinate or release their Liens in and to any Collateral in favor of Receivables Lenders; (vi) such Maximum Receivables Commitment shall not terminate prior to the Termination Date of the Revolver Facility; and (vii) Borrower, Guarantors, Receivables Lenders, Revolver Lenders, and Administrative Agent shall execute and deliver additional Loan Documents to effect the terms and conditions of this SECTION 2.3(a), and to memorialize, among other things, the Receivables Facility, the Maximum Receivables Commitment, the standards for "eligibility" of accounts receivable, the respective Committed Sums of the Receivables Lenders under the Receivables Facility, the Collateral securing such Receivables Facility, the allocation and sharing of payments and prepayments of the Obligation between the Revolving Facility and the Receivables Facility, any fronting fees or other applicable fees payable in respect of such Receivables Facility, the effective date of such Receivables Facility, and such other terms and conditions of the Receivables Facility to which such parties may agree (collectively, the "RECEIVABLES CREDIT DOCUMENTS"), which Receivables Credit Documents must be in form and substance acceptable to Revolving Lenders and Administrative Agent.

                  (b) After the Lenders and Administrative Agent have consented in writing to the establishment of a Receivables Facility (but not their respective commitments thereunder) subject to the terms and conditions set forth in SECTION 2.3(a), then Borrower shall deliver to Administrative Agent a RECEIVABLES COMMITMENT REQUEST (herein so called), together with such other pro forma financial information, information with respect to accounts receivable, and other information as Administrative Agent and Lenders may request. Each Lender interested in making a commitment to lend under the Receivables Facility shall notify the Administrative Agent and Borrower of its intent to so commit and the maximum amount of its proposed commitment to lend (a "RECEIVABLES COMMITMENT NOTICE"). If the Receivables Commitment Notices received by Borrower result in aggregate commitments from Lenders of less than the Maximum Receivables Commitment, then Borrower shall have the right to add one or more financial institutions (which institution must satisfy the requirements of an "ELIGIBLE ASSIGNEE") as Receivables Lenders (as used in this Section, a "NEW LENDER"). Each Lender and New Lender which submit a commitment to lend under the Receivables Facility shall become a Receivables Lender under this Agreement by execution of the Receivables Credit Documents.

4.5      TERMINATION OF COMMITMENTS.

4.6

                  (a) Voluntary Commitment Reduction. Without premium or penalty, and upon giving not less than three (3) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Telecommunications Commitment, or the Maximum Receivables Commitment (to the extent available hereunder); provided that: (i) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Principal Debt, the Telecommunications Commitment may not be reduced below the Telecommunications Principal Debt, and the Maximum Receivables Commitment (to the extent available hereunder) may not be reduced below the Receivables Principal Debt; and (iii) each reduction of the commitments under any Facility pursuant to this SECTION 2.4 shall be allocated among the Lenders under such Facility in accordance with their respective Commitment Percentages under such Facility. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each affected Lender of the proposed cancellation or reduction. Such termination or partial reduction of any commitment under a Facility shall be effective on the Business Day specified in Borrower's notice (which date must be at least five Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 13.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

                  (b) Mandatory Commitment Reductions/Prepayments. Until such time as the Principal Debt has been repaid in full and the Total Commitment has been fully terminated or canceled, the Total Commitment shall be permanently reduced, in the amounts and upon the occurrence of the following events:

                           (i)   Concurrently with any Debt Issuance of
                  Subordinated Debt (other than Debt Issuances of Borrower which individually or when aggregated have a principal amount not to exceed $300,000,000) by any Company occurring prior to the First Qualifying Date, the Total Commitment shall be permanently reduced, in the order and manner herein specified, in an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance; provided that, on and after the First Qualifying Date, if a Default exists or arises immediately after giving effect to any Debt Issuance, then notwithstanding the provisions of this SECTION 2.4(b)(i), Borrower shall make the Total Commitment reductions required in SECTION 2.4(b)(iv).

                           (ii) Concurrently with any Equity Issuance by any Company occurring prior to the First Qualifying Date, the Total Commitment shall be permanently reduced, in the order and manner herein specified, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Equity Issuance; provided that, if a Default exists or arises immediately after giving effect to any Equity Issuance, then notwithstanding the provisions of this SECTION 2.4(c)(II), Borrower shall make the mandatory Total Commitment reductions required in SECTION 2.4(b)(IV).

                           (iii) If any portion of the Net Cash Proceeds
                  realized by any Company from any Significant Sale (including any deferred purchase price therefor and any Net Cash

                  Proceeds of any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year) has not been reinvested in Telecommunications Assets of the Companies within 255 days from the receipt by any Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Significant Sale or portion thereof, if and when received) and if no Default or Potential Default exists or arises as a result of any such Significant Sale, then on the 255th day after receipt of such Net Cash Proceeds, the Total Commitment shall be permanently reduced, in the order and manner specified herein, by an amount equal to 100% of all such Net Cash Proceeds not reinvested in Telecommunications Assets of the Companies.

                           (iv) At any time a Default exists or arises after giving effect to any Debt Issuance, any Equity Issuance, or any Significant Sale, then, concurrently with such Debt Issuance, Equity Issuance, or Significant Sale (including any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year), the Total Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by such Company from any such Debt Issuance, Equity Issuance, or Significant Sale.

                           (v) If any Company is required to apply (or offer to apply) any Net Cash Proceeds from any sale of assets (even if such sale is not a Significant Sale) to repayment of any Debt other than the Obligation, unless such Company pays or commits to pay all or a part of such Net Cash Proceeds to payment of the Obligation or reduction of the Total Commitment on or prior to a particular date, then at least fifteen (15) days prior to the date such repayment or offer of repayment is required to be made on such other Debt, such Company shall permanently reduce the Total Commitment and/or make a mandatory prepayment of the Principal Debt by an amount equal to the amount that will excuse the Company from making such repayment or offer of repayment under such other Debt.

                  (c) Application of Reductions. Each commitment reduction under
         SECTION 2.4(b) shall be applied to the Total Commitment ratably to the Revolver Commitment and to the Telecommunications Commitment (for purposes hereof, "ratably" shall mean the proportion in which the Revolver Commitment or Telecommunications Commitment (as the case may be) bears to Total Commitment). All commitment reductions for the Revolver Facility, or the Telecommunications Facility, as applicable, shall be applied ratably among the Lenders under such Facility in the proportion that each Lender's Committed Sum under the applicable Facility bears to the sum of the Committed Sums of all Lenders under such Facility on any date of determination.

                  (d) Ratable Allocation of Commitment Reductions. At the time of any commitment reduction under any Facility pursuant to SECTION 2.4(c), Borrower shall pay to Administrative Agent, for the account of the Lenders under such Facility, as applicable, any amounts that may then be due under SECTION 3.2(c), the commitment under such Facility shall be reduced by the amount of such payment, and the Committed Sum of each Lender under such Facility shall be ratably reduced by the amount of such payment.

1.1 BORROWING PROCEDURE. The following procedures apply to Borrowings:

1.2

                  (a) Borrowing Request. Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities under which such Borrowing is being made, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing; and (v) with respect to each Borrowing under the Telecommunications Facility, shall identify the Telecommunications Assets which have been or are being acquired in part or constructed in part with the proceeds of such Borrowing (the "FINANCED ASSETS"), detailing the total costs of such Financed Assets, and providing all invoices or other information relative to the Financed Assets as Administrative Agent may request; and (vi) with respect to each Borrowing under the Receivables Facility (to the extent available hereunder), specifying such other matters as are required by the Receivables Credit Documents. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

                  (b) Funding. Each Lender shall remit its Commitment Percentage for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 13.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

                  (c) Funding Assumed. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand,
         (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.5(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

1 SECTION TERMS OF PAYMENT.

2

2.1      NOTES AND PAYMENTS.

                  (a) Notes. The Principal Debt owed to each Lender shall be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolver Note (with respect to Revolver Principal Debt); (ii) a Telecommunications Note (with respect to the Telecommunications Principal Debt); and, if applicable, (iii) a Receivables Note (with respect to the Receivables Principal Debt).

                  (b) Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 2:00 p.m., Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 2:00 p.m., Dallas, Texas time, and otherwise before 2:00 p.m. Dallas, Texas time on the Business Day next following.

                  (c) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

1.1      INTEREST AND PRINCIPAL PAYMENTS.

1.2

                  (a) Interest. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility; provided that, if any Interest Period is greater than three months, then accrued interest shall also be due and payable at the end of each three-month period occurring after the commencement of such Interest Period until such Eurodollar Rate Borrowing is paid or converted. Accrued interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

                  (b) Principal Debt. Principal Debt outstanding under each Facility is due and payable on the Termination Date for the applicable Facility.

                  (c) Mandatory Prepayments. On any date of determination (i) if the Revolver Principal Debt exceeds the Revolver Commitment, (ii) if the Telecommunications Principal Debt exceeds the Telecommunications Commitment, (iii) if the Receivables Principal Debt exceeds the Maximum Receivables Commitment, or (iv) if the Principal Debt exceeds the Total Commitment, then

         Borrower shall make a mandatory prepayment of the Principal Debt arising under the affected Facility, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof. All mandatory commitment reductions or prepayments hereunder for each Facility shall be applied Pro Rata to each Lender's Committed Sum thereunder.

                  (d) Voluntary Prepayments. After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and
         (B) the Business Day of a prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); (iii) all accrued interest on any Eurodollar Rate Borrowing being prepaid must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

1.1 INTEREST OPTIONS. Except that the Eurodollar Rate may not be selected where a Default or Potential Default exists and except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings for the applicable Facility or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings for the applicable Facility, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

1.2

1.3 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated employees of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

1.4

1.5 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

1.6

1.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

1.1 INTEREST CALCULATIONS. Interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

1.1 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.305, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

1.2

1.3 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months, or other periods requested by Borrower to the extent available from all Lenders; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and
(d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

1.4

1.5 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under the applicable Facility). Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, after the occurrence of a Default or if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The Right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing shall not be available during the occurrence of a Default or Potential Default.

1.1      ORDER OF APPLICATION.

1.2

                  (a) No Default. Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; provided, however, if no order is otherwise specified and no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

                  (b) Default. If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.11(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.11(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Principal Debt (as used in this SECTION 3.11(b)(iii), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders; and (iv) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

1.1 SHARING OF PAYMENTS, ETC. If any Revolver Lender or Telecommunications Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its share of any such payment, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Revolver Lender or Telecommunications Lender, as applicable. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

1.2

1.3 OFFSET. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower or any Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

1.4

1.5 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

1 SECTION CHANGE IN CIRCUMSTANCES.

2

2.1      INCREASED COST AND REDUCED RETURN.

2.2

                  (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments; and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided, that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

                  (a) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (b) Changes in Applicable Lending Office. Compensation Statement. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

1.1 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

1.2

                  (a) Inability to Determine Eurodollar Rate. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Cost of Funds. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

1.1 ILLEGALITY. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

1.2

1.3 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

1.4


                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the

Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

1.1 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

1.2

                  (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION
         7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

1.1      TAXES.

1.2

                  (a) General. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or in which its principal office is located, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in
         SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Stamp and Documentary Taxes. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Indemnification for Taxes. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes which Borrower is obligated to pay under this Section 4.6 (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Withholding Tax Forms. Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with
         (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W8 or W9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents. Each Lender which so delivers a Form W-8, Form 1001, or Form 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income Tax.

                  (e) Failure to Provide Withholding Forms; Changes in Tax Laws. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
         SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
         SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) Changes in Applicable Lending Office. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent, promptly upon request by Administrative Agent, the original or a certified copy of a receipt evidencing such payment.

                  (h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

1 SECTION FEES.

2

2.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

1.1 FEES OF ADMINISTRATIVE AGENT AND ARRANGING AGENTS. Borrower shall pay to (a) Administrative Agent, the fees described in that certain separate letter agreement dated as of December 2, 1999, between Borrower and Administrative Agent; and (b) each Arranging Agent, the fees specified in the letter dated December 2, 1999, between Arranging Agents and Borrower, which fee payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

1.2

1.3 REVOLVER FACILITY COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date of each Facility; commencing March 31, 2000. Each installment shall be, in an amount equal to the amount by which (a) the sum of the average daily Total Commitment exceeds (b) the average daily Principal Debt, in each case during the period from and including the last payment date to and excluding the payment date for such installment multiplied by a percentage equal to (i) 1.250%, if the sum of the average daily Principal Debt for such period is less than or equal to 33.0% of the average daily Total Commitment for such period; (ii) 1.00%, if the average daily Principal Debt during such period is greater than 33.0% of the average daily Total Commitment during said period, but less than or equal to 67.0% of the average daily Total Commitment during such period; and (iii).750%, if the average daily Principal Debt during such period is greater than 67.0% of the average daily Total Commitment during such period; provided that, each such installment of commitment fees shall be calculated in accordance with SECTION 5.1(f). Solely for the purposes of this SECTION 5.3, "ratable" shall mean, for any period of determination, with respect to any Lender, that proportion which
(x) the sum of the average daily unused Committed Sums of such Lender under all Facilities during such period bears to (y) the average daily unused Total Commitment during such period.

1 SECTION. SECURITY; GUARANTIES.

1.1      COLLATERAL.

1.2

                  (a) On the Closing Date, to secure full and complete payment and performance of the Obligation arising under the Revolver Facility and the Telecommunications Facility, Borrower shall (and shall cause each other Company that is a Domestic Subsidiary of Borrower to) enter into Collateral Documents (in form and substance satisfactory to Administrative Agent), pursuant to which, among other things, each such entity shall, to the extent permitted by Applicable Law, grant, pledge, assign, and create first priority Liens in favor of Administrative Agent (for the ratable benefit of Lenders) in and to each such entity's Rights, titles, and interests in (i) 100% of the issued and outstanding stock or other equity or investment securities of each Domestic Subsidiary of such entity; and (ii) 65% of the issued and outstanding stock or other equity or investment securities of each directly-owned Foreign Subsidiary of such entity.

                  (b) On or prior to February 15, 2000, to secure full and complete payment of the Obligation arising under the Revolver Facility and the Telecommunications Facility, Borrower shall (and shall cause each other Company that is a Domestic Subsidiary of Borrower to) enter into Collateral Documents (in form and substance satisfactory to Administrative Agent), pursuant to which, among other things, each such entity shall, to the extent permitted by Applicable Law, grant, pledge, assign, and create first priority Liens in favor of Administrative Agent (for the ratable benefit of Lenders) in and to all assets of each Company to the extent Liens in such assets (other than fixtures) are capable of being perfected by possession or the filing of financing statements pursuant to the UCC.

                  (c) Upon request of Administrative Agent or Lenders (which requests may be made from time to time), Borrower shall (or shall cause each other Company to), within a reasonably acceptable period of time, enter into additional Collateral Documents (in form and substance reasonably satisfactory to Administrative Agent) creating Liens in favor of Administrative Agent in and to any domestic assets of the Companies (including, without limitation, fixtures and real property) to secure full and complete payment and performance of the Obligation arising under the Revolver Facility and the Telecommunications Facility.

                  (d) Nothing in this SECTION 6 shall be deemed to be a waiver of any Default or Potential Default existing on February 15, 2000, or on any date additional Collateral is requested pursuant to SECTIONS 6.1(c), 6.3, or 6.5, or otherwise under the Loan Documents, or to limit or modify any Rights Administrative Agent or Lenders may have with respect to any such Default or Potential Default then existing.

1.1 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause each Company that is a Domestic Subsidiary to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation. In addition, promptly after the designation, formation, or Acquisition of any new Company that is a Domestic Subsidiary of Borrower, Borrower shall cause such new Company to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation.

1.2

1.3 FUTURE LIENS. Promptly after (a) the acquisition of any material assets (real, personal, tangible, or intangible) by any Company, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of Borrower, any Company that is a Domestic Subsidiary, or (c) upon the designation, formation, or acquisition of any new Subsidiary (the assets and stock of such new Subsidiary and the assets described in CLAUSES (a) and (c) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such other Company to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation to the extent Liens are required in such assets pursuant to SECTION 6.1; it being expressly understood that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Documents, and all references to the "COLLATERAL" in the Loan Documents shall include the Additional Assets.

1.1      RELEASE OF COLLATERAL.

1.2

                  (a) Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Lenders), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral; provided that, (i) no such release of Lien shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 3.2(c) in conjunction with the sale or transfer of such Collateral; and (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.

                  (b) All releases pursuant to this SECTION 6.4 shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

1.1 NEGATIVE PLEDGE. Until such time as Administrative Agent or Required Lenders otherwise require, the Companies shall not be required (i) to perfect Liens on any assets, other than those identified in SECTION 6.1, (ii) to grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements, or (iii) notwithstanding the requirements of SECTION 6.1, to grant specific assignments of the Companies Rights under contracts or agreements which expressly prohibit such assignments, provided that, nothing herein shall be deemed a waiver of the Lender's Rights to assert Liens in and to the proceeds of such contracts or agreements. To the extent Administrative Agent and Required Lenders agree to delay the perfection or attachment of any Lien granted pursuant to this SECTION 6, for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, other than Permitted Liens.

Furthermore, within 45 days of the request of Administrative Agent or Lenders (whether pursuant to SECTION 6.1(c), this SECTION 6.5, or otherwise, Borrower shall (or shall cause each Company to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; it being expressly understood that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

1.2

1.3 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies, which ownership or control remains exclusively and at all times in the Companies, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to the Companies, or the transfer of control of the Companies within the meaning of Section 310(d) of the Communications Act of 1934, as amended; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Document that would constitute or result in any assignment of any Authorization or any change of control of the Companies, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

1SECTION 7. CONDITIONS PRECEDENT.

2

2.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1.

1.1 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION. On or prior to the consummation of any Acquisition, (whether or not the purchase price for such Acquisition, is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate, and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.2 and 7.3 hereof must be satisfied prior to the making of any such Borrowing.

1.2

1.3 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTION 7.1 AND SECTION 7.2, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Notice of Borrowing; (b) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Documents); (c) no change in the financial condition, business operations, or prospects since September 30, 1999, of any Company which could reasonably be expected to be a Material Adverse Event shall have occurred; (d) no Default or Potential Default shall have occurred and be continuing; (e) the funding of such Borrowings, is permitted by Law; (f) evidence satisfactory to Administrative Agent that the proceeds of such Borrowing are being used by the Companies in accordance with the terms of the Existing Senior Notes and Existing Subordinated Notes; and (g) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Notice of Borrowing delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

1SECTION REPRESENTATIONS AND WARRANTIES. Borrower and each Guarantor represent and warrant to Administrative Agent and Lenders, as follows:

2

2.1      PURPOSE OF CREDIT FACILITY .

         (a) Borrower will use (or will loan such proceeds to its Domestic Subsidiaries to so use) all proceeds of Borrowings under the Revolver Facility for one or more of the following: (i) to finance Permitted Acquisitions; (ii) to finance Capital Expenditures; (iii) to finance working capital; and (iv) for general corporate purposes.

         (a) Borrower will use (or will loan such proceeds to its Domestic Subsidiaries to so use) all proceeds of Borrowings under the Telecommunications Facility for the Acquisition or construction of Telecommunications Assets of Borrower or its Domestic Subsidiaries, provided however, that the Telecommunications Principal Debt shall not exceed 80% of the cost of the Acquisition or construction of the applicable Telecommunications Assets financed thereby.

         (a) Borrower will use (or will loan such proceeds to its Domestic Subsidiaries to so use) all proceeds of Borrowings under the Receivables Facility (if any), (i) to refinance all Telecommunications Principal Debt, (ii) to finance working capital, (iii) to finance capital expenditures, (iv) to finance general corporate purposes, and
         (v) to finance Permitted Acquisitions.

         (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

1.1 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Borrower and each Guarantor is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Borrower and each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Borrower and each Guarantor possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary, including, without limitation, any Authorization issued by the FCC, all of which are described on SCHEDULE 8.2 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Borrower or any Guarantor.

1.2

1.3 SUBSIDIARIES; CAPITAL STOCK. Borrower and each Guarantor have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All of the outstanding shares of capital stock (or similar voting interests) of Borrower, each Guarantor, and their respective Subsidiaries are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such shares owned by Borrower or any Guarantor is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. Neither Borrower nor any Guarantor has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests, except as disclosed on SCHEDULE 8.3.

1.4

1.5 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by Borrower and each Guarantor of each Loan Document to which it is a party and the performance by Borrower and each Guarantor of its obligations thereunder (a) are within the corporate power of such Company, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Company when such Loan Document is executed and delivered, (c) require no consent of, action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document) other than, on or prior to the satisfaction of the covenants set forth in SECTION 9.33, the Special Regulatory Approvals and the Transfer Approvals, (d) will not violate any provision of the charter, bylaws, or partnership agreement of such Company, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company other than pursuant to this Agreement. The Companies have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority other than, on or prior to the satisfaction of the covenants set forth in SECTION 9.33, the Special Regulatory Approvals, or Transfer Approvals, required to be obtained in order to effect any asset transfer, change of control, merger, or consolidations permitted by the Loan Documents.

1.6

1.7 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of Borrower and each Guarantor party thereto, enforceable against Borrower and Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

1.8

1.9 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has any Company incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

1.10

1.11 LITIGATION, CLAIMS, INVESTIGATIONS. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

1.12

1.13 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(VI)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

1.14

1.15 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; provided, however, that each Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

1.16

1.17 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (b) no Company or any ERISA Affiliate has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan subject to

ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee
Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan, and
(f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), on any date of determination, does not exceed the value of the assets of such Employee Plan.

1.18 PROPERTIES; LIENS. Each Company has good and marketable title to all its property reflected on the Current Financials, except (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

1.19

1.20 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

1.21

1.22 TRANSACTIONS WITH AFFILIATES. No Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Borrower and the Guarantors), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

1.23

1.24 DEBT. Neither Borrower nor any Guarantor is an obligor on any Debt, other than Permitted Debt.

1.25

1.26 MATERIAL AGREEMENTS. SCHEDULE 8.15 hereto sets forth a list of all Material Agreement, and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Company thereunder which could be a Material Adverse Event. Unless consented to by Administrative Agent prior to the execution thereof, or as set forth on SCHEDULE 8.15 on the Closing Date, no Material Agreement prohibits assignment to Lenders of the Company's rights, titles, or interests under such Material Agreement as Collateral; provided, that, for any Material Agreement set forth on SCHEDULE 8.15 and designated as prohibiting assignment, Lenders reserve the right to request that Borrower use its best efforts to obtain consent to such assignment on or prior to the First Qualifying Date.

1.27

1.28 INSURANCE. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

1.29

1.30 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

1.31

1.32 SOLVENCY. At the time of each Borrowing hereunder and on the date of each Permitted Acquisition, Borrower and each Guarantor is (and after giving effect to the transactions contemplated by the Loan Documents, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

1.33

1.34 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event.

1.35

1.36 COMPLIANCE WITH LAWS. No Company is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC, other than with respect to the Special Regulatory Approvals), other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

1.1      PERMITTED ACQUISITIONS .
1.2

         (a) With respect to any Permitted Acquisitions, each Company party thereto has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or Partnership Agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such Companies for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

         (a) With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law which could, individually or collectively, be a Material Adverse Event, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the articles of incorporation and bylaws or partnership agreements of the Companies, or constitute a default under any agreement by which any Company or its respective property may be bound.

1.1 REGULATION U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of any Company which is subject to any limitation on sale, pledge, or other restrictions hereunder.

1.2

1.3 TRADE NAMES. To the best of Borrower's knowledge, no Company has used or transacted business exclusively under any other corporate or trade name in any jurisdiction in the five-year period preceding the date hereof, other than those listed on SCHEDULE 8.23.

1.4

1.5 YEAR 2000 COMPLIANCE. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable (except to the extent that a failure to do so could not reasonably be expected to constitute a Material Adverse Event). Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

1.6

1.7 NO DEFAULT. No Default or Potential Default exists or will arise as a result of any Borrowing hereunder.

1.8

1.9 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company or any Guarantor which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company or any Guarantor to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company or any Guarantor to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

1.10

2 SECTION COVENANTS. Borrower and each Guarantor covenant and agree to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and thereafter until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

3

3.1 USE OF PROCEEDS. Borrower shall use the proceeds of Borrowings only for the purposes represented herein.

3.2

3.3 BOOKS AND RECORDS. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

3.4

3.5 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

3.6

         (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated and consolidating financial condition and results of operations calculated for the Borrower on a consolidated basis, as of, and for the year ended on, such day, each accompanied by:

(i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies;

(i) with respect to the Financial Statements of the Borrower on a consolidated basis, a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

(i) with respect to the Financial Statements of the Companies, a Compliance Certificate.

         (a) Promptly after preparation, and no later than 45 days after the last day of each fiscal quarter of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Borrower on a consolidated basis for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

         (a) Within 45 days after the end of each fiscal quarter of Borrower, a management report, reflecting results of operations, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining principal factors affecting performances of the Borrower on a consolidated basis, all in form and substance satisfactory to Administrative Agent.

         (a) On or prior to March 31 of each fiscal year of Borrower, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer, certifying that (i) such Budget was prepared by Borrower based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are realistic and achievable, and (ii) such Budget demonstrates adequate liquidity to finance the Company's business plan for the succeeding twelve-month period.

         (a) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

         (a) Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $5,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document,
         (iii) a Default or Potential Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse

         Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Company, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, or (vii) (A) any expressed statement in writing on the part of the PBGC of any "prohibited transaction", or (B) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, which ERISA Event or liabilities (individually or in the aggregate with all other then existing ERISA Events and related liabilities of the Companies and ERISA Affiliates) could reasonably be expected to be a Material Adverse Event, specifying the nature thereof and what action any Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto and providing copies of (1) all notices from the PBGC terminating or appointing a trustee for any Employee Plan, (2) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (3) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate, and (4) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of Borrower or any of its ERISA Affiliates.

         (a) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; provided that, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents unless approved by Required Lenders; and further provided that, in the case of updates to SCHEDULE 9.12 or SCHEDULE 8.15 (to the extent a prohibition of assignment to Lenders requires consent), the information thereon shall not be deemed accepted for purposes of this Agreement or become part of the Loan Documents unless, approved by Required Lenders

         (a) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

         (a) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

         (a) Within 45 days after the end of each fiscal quarter of Borrower, a listing for each Company of all tax audits or investigations currently underway scheduled for the future, or occurring during the immediately preceding quarter.

         (a) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

1.1 INSPECTIONS. Upon reasonable notice, the Companies shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during reasonable business hours.

1.2

1.3 TAXES. Each Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been, and continue to be, stayed, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) shall notify Lenders immediately if the Internal Revenue Service or any other taxing authority assesses, through audit or investigation, any Taxes of any kind due from any Company if such Taxes, when aggregated with all other tax assessments as a result of any audit or investigation, are in excess of $3,000,000.

1.4

1.5 PAYMENT OF OBLIGATIONS. PAYMENTS AND PREPAYMENTS ON OTHER DEBT. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Company (a) shall promptly pay (or renew and extend) all of its material obligations, other than obligations between the Companies, as the same become due (unless such obligations [other than the Obligation] are being contested in good faith by appropriate proceedings), and
(b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not, or (ii) use proceeds from the Facilities to make any voluntary prepayment of principal of, or interest on, or sinking fund payment in respect of any Debt of any Company. Other than Permitted Refinancings pursuant to SECTION 9.12(i), Borrower shall not make any voluntary prepayment of any Subordinated Debt and shall not make any payment on any Subordinated Debt in violation of the subordination provisions thereof or otherwise results in a Default or Potential Default hereunder.

1.6

1.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 9.18, each Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event;
(c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies and Guarantors to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event. Notwithstanding the foregoing, Intermedia Licensing Company ("LICENSING") shall be permitted to change its organization from a corporation to a limited liability corporation, so long as Licensing reconfirms its representations, warranties, and Obligations under the Loan Documents at the time of such reorganization, executes all Collateral Documents requested by Lenders, and provides Lenders with all corporate authorizations, formation agreements, and certificates as Lenders deem necessary.

1.8

1.9 INSURANCE. The Companies shall, at their sole cost and expense, keep and maintain the Collateral owned by such Company insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in a form,



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

with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Administrative Agent a certificate of insurance for each such policy of insurance and evidence of payment of all premiums therefor. On and after February 15, 2000, or such earlier date as Lender's obtain Liens on assets of the Companies (in addition to the Pledged Securities), such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing Administrative Agent (for the ratable benefit of Lenders) as a loss payee as its interests may appear (subject to the rights of the holder of a Permitted
Lien) under a standard mortgagee clause. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered (in any way which could adversely affect Lenders or the Collateral) or canceled and that no act or default of any Company, or any other Person shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance proceeds if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds or reinvest the proceeds in a Telecommunications Asset within 180 days; provided, however, that any insurance proceeds not used for repair or replacement in accordance herewith, unless paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation.

1.10

1.11 PRESERVATION AND PROTECTION OF RIGHTS. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

1.12

1.13 EMPLOYEE BENEFIT PLANS. The Companies shall not, directly or indirectly, engage in any "prohibited transaction" with respect to any Employee Plan or Multiemployer Plan (as defined in Section 406 of ERISA or Section 4975 of the Code), and neither the Companies nor their respective ERISA Affiliates shall permit any of the events or circumstances described in SECTION 8.10 to exist or occur.

1.14

1.15 ENVIRONMENTAL LAWS. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, and
(b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment.

1.1 DEBT AND GUARANTIES. No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

1.2

         (a)      The Obligation and Guaranties thereof;

         (a)      Debt existing on the Closing Date as set forth on SCHEDULE
                  9.12 hereto;

         (a) Debt incurred by Borrower under any Financial Hedge required by the Loan Documents or otherwise permitted by the Existing Senior Notes and issued and maintained in accordance with the requirements of the Loan Documents;

         (a) Debt between Borrower and any Guarantor or between Guarantors;

         (a) Trade accounts payable which are for goods furnished or services rendered in the ordinary course of business for value received and are payable in accordance with customary trade terms;

         (a) Endorsements of checks or drafts in the ordinary course of business;

         (a) Unsecured Subordinated Debt of Borrower (or Digex, which shall be subordinated to the Guaranty on terms and conditions acceptable to Lenders, including without limitation, the terms, conditions, and limitations set forth below and in no event to exceed $200,000,000) incurred on and after the Closing Date and not otherwise permitted under this SECTION 9.12; provided that, (i) so long as the Total Leverage Ratio of the Companies is greater than 5.00 to 1.00, the aggregate principal amount of all such Subordinated Debt (of Borrower or Digex as the case may be) incurred on and after the Closing Date may not exceed the difference between $750,000,000 and the aggregate principal amount of all New Senior Notes, if any, issued pursuant to SECTION 9.12(h); (ii) at the time of any such Subordinated Debt incurrence or borrowing thereunder, no Default or Potential Default then exists or arises; (iii) the provisions of the documents evidencing such Subordinated Debt are not more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents, any Existing Senior Notes, or any Existing Subordinated Notes, including, without limitation, any requirements for mandatory prepayments or redemptions at any time where similar payments are not required under the Loan Documents; (iv) the terms of subordination thereunder are at least as favorable to Lenders as the provisions in the Existing Subordinated Notes (as reasonably determined by Administrative Agent); and (v) such Subordinated Debt shall mature not less than two years after the final maturity of the Facilities. At any time after the First Qualifying Date, so long as the Total Leverage Ratio of the Companies is less than or equal to
         5.00 to 1.00, and so long as the other conditions set forth in CLAUSES
         (ii) through (v) above are met, Borrower (but not Digex) may incur an unlimited amount of unsecured Subordinated Debt, subject to compliance with SECTION 9.32.

         (a) On and after the Second Qualifying Date, additional unsecured Debt of Borrower arising under publicly or privately placed notes, debentures, or debt securities and not otherwise permitted under this
         SECTION 9.12 (collectively, the "NEW SENIOR NOTES"), so long as (i) the aggregate principal amount of all such New Senior Notes may not exceed the difference between $750,000,000 and the aggregate principal amount of all Subordinated Debt issued pursuant to SECTION 9.12(g);
         (ii) at the time of any Debt incurrence under the New Senior Notes or any borrowing thereunder, no Default or Potential Default then exists or arises; (iii) the provisions of the documents evidencing the New Senior Notes are not more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents, the Existing Senior Notes, or the Existing Subordinated Notes, including, without limitation, any requirements for mandatory prepayments or redemptions at any time where similar payments are not required under the Loan Documents; and (iv) such Debt under the New Senior Notes shall mature not less than two years after the final maturity of the Facilities.

         (a) Any (i) refinancings of the Existing Senior Notes, (ii) refinancings of any Subordinated Debt incurred in accordance with
         SECTION 9.12(g) on and after the First Qualifying Date, or (iii) refinancings on and after the Second Qualifying Date, of any Debt under New Senior Notes incurred in accordance with SECTION 9.12(h), so long as any such refinanced Debt (A) in the case of the Subordinated Debt incurred in accordance with SECTION 9.12(G), provides for subordination terms at least as favorable to Lenders as the Subordinated Debt being refinanced (as reasonably determined by Administrative Agent), (B) does not provide for more restrictive covenants or events of default than the Debt being refinanced (as reasonably determined by Administrative Agent), (C) does not require more frequent payments of interest than the Debt being refinanced, (D) does not mature earlier than the final maturity of the Debt being refinanced, and (E) has a weighted average life to maturity equal to, or greater than, the weighted average life to maturity of the Debt being so refinanced (collectively, the "PERMITTED REFINANCINGS"); and

         (a) Debt arising under Capital Leases not to exceed $25,000,000 in the aggregate on any date of determination at all times prior to the First Qualifying Date, and $50,000,000 in the aggregate on any date of determination at all times thereafter.

         (a) Debt arising under Capital Leases of Digex related to data center facility space not to exceed $150,000,000 in the aggregate on any date of determination.

         (a) Debt arising under Capacity Purchase Agreements not to exceed $300,000,000 in the aggregate on any date of determination.

         (a) Performance bonds or guaranties posted in the ordinary course of business whereby Borrower or any Guarantor posts a bond or guaranty supporting the performance of any other Guarantor or Borrower.

         (a) Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including renewals, extensions, amendments, and modifications of such Debt), so long as (i) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) not to exceed $10,000,000 in the aggregate on any date of determination, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence.

         (a) Other unsecured Debt or letters of credit constituting Debt of Borrower or any Guarantor not to exceed $10,000,000 in the aggregate on any date of determination.

1.1 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Documents, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

1.2

         (i) Liens securing the Obligation and, to the extent permitted by this Agreement, the Existing Senior Notes, Existing Subordinated Notes, and any permitted issuances of Debt pursuant to SECTION 9.12, Liens securing Debt incurred by any Company or Guarantor under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under SECTION 9.12(c), so long as the Obligation is ratably secured therewith;

         (i) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

         (i) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies and Guarantors;

         (i) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

         (i) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

         (i) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (A) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (B) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (C) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

         (i) Liens existing on the Closing Date, so long as such Liens are described on SCHEDULE 9.13.

         (i)      Liens arising under Capital Leases which are permitted under
         SECTION 9.12(J) or SECTION 9.12(k).

         (i) Liens arising under Capacity Purchase Agreements which are permitted under SECTION 9.12(l).

         (i) Liens securing Permitted Debt incurred pursuant to SECTION 9.12(n), so long as (x) any such Lien does not extend to any asset other than the asset purchased or financed by such Debt, and (y) any such Lien attaches to such asset concurrently with or within 180 days of the related asset acquisition.

1.1 LOANS, ADVANCES, AND INVESTMENTS. No Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than the following so long as no Default or Potential Default exists or arises as a result of any such loan, advance, or investment:

1.2

         (a)      Investments in Cash Equivalents;

         (a) Loans, advances, extensions of credit, capital contributions, and other investments between Borrower and any Guarantor or between Guarantors;

         (a)      Permitted Acquisitions;

         (a) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

         (a) Any loan, advance, extension of credit, capital contribution, commitment to invest, or investment existing on the Closing Date as set forth on SCHEDULE 9.14 hereto;

         (a) Other investments or commitments to make investments in Telecommunications Assets or Telecommunications Businesses ("SPECIAL INVESTMENTS"), so long as each such Special Investment does not exceed the following limitations, determined as of the date such Special Investment is to be made (each, an "INVESTMENT DATE") and after giving effect to such Special Investment, and so long as on or prior to the Investment Date for any such Special Investment, Borrower provides Administrative Agent a certificate and related pro forma calculations demonstrating and confirming that the aggregate amount of Special Investments made during the term of this Agreement shall not exceed $50,000,000 (and, to the extent requested by Administrative Agent, evidence that no approval of any Governmental Authority is required which has not been obtained; provided that, solely for the purposes of this CLAUSE (F), expenditures classified by any Company as a "Capital Expenditure" in accordance with GAAP would not be included as a "Special Investment" hereunder;

         (a) Financial Hedges required by the Loan Documents or otherwise permitted by the Existing Senior Notes, and issued and maintained in accordance with the requirements of the Loan Documents; and

         (a) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits.

         (a)      Permitted Distributions under SECTION 9.15.

         (a) Loans or advances to any Companies' directors, officers, and employees not to exceed $1,000,000 in the aggregate for all Companies at any time outstanding.

1.1 DISTRIBUTIONS. No Company may directly or indirectly declare, make, or pay any Distribution, other than, so long as no Default or Potential Default then exists or arises:

1.2

         (a) Distributions declared, made, or paid by Borrower wholly in the form of its preferred or common capital stock;

         (a) Distributions by any Company to Borrower or any other Domestic Subsidiary of Borrower;

         (a) Distributions made by any Company in the form of regularly-scheduled cash dividends on any Preferred Stock of the Borrower, so long as the Total Leverage Ratio is less than or equal to
         5.00 to 1.00.

         (a) Redemption or conversion of any Preferred Stock declared, made, or paid wholly in the form of non-voting or voting common stock of Borrower; and

         (a) Conversions of any Preferred Stock into Debt to the extent such Debt incurrence is permitted pursuant to SECTION 9.12.

Notwithstanding the foregoing, Distributions are permitted hereunder only to the extent such or Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

1.1 SALE OF ASSETS. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, other than:

1.2

         (a)      Sales of inventory in the ordinary course of business;

         (a) The sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection;

         (a) Occasional sales of immaterial assets for consideration not less than the fair market value thereof;

         (a) So long as no Default or Potential Default then exists or arises, dispositions in the ordinary course of business of obsolete assets and worn-out or surplus equipment;

         (a) Sales, leases, or other dispositions between Borrower and any Guarantor or among Guarantors;

         (a) If no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; and

         (a) If no Default or Potential Default then exists or arises, sales or grants of the capital stock or stock options of Digex, Incorporated ("DIGEX") to third party investors or employees, as applicable, so long as, in either case, after giving effect to any such stock sales or transfers, Digex continues (i) to be a consolidated Subsidiary of Borrower in accordance with GAAP and a Guarantor hereunder and (ii) for Borrower to have controlling voting interests necessary to approve Debt incurrence issues and other fundamental changes to this Agreement and the Guaranty; and

         (a) If no Default or Potential Default then exists or arises as a result thereof, sales (including, without limitation, the sale of the stock of any Subsidiary of any Company or the sale of substantially all of the assets of any division or line of business of any Company) other than in the ordinary course of business, so long as (i) the aggregate Net Cash Proceeds from all such asset sales consummated during any fiscal year shall not exceed (A) prior to the First Qualifying Date, $25,000,000 if the Total Leverage Ratio is greater than 5.00 to 1.00 or $100,000,000 if the Total Leverage Ratio is less than or equal 5.00 to 1.00, or (B) on and after the First Qualifying Date, $50,000,000 if the Total Leverage Ratio is greater than 5.00 to
         1.00 or $250,000,000 if the Total Leverage Ratio is less than or equal to 5.00 to 1.00; (ii) the consideration received from any such sale shall be in an amount at least equal to the fair market value of the assets so sold; (iii) at least 85% of the consideration received for the assets so sold shall be paid in cash (provided that, for purposes of this CLAUSE (iii), "cash consideration" may include liabilities, notes, obligations, or other securities received by any Company in connection with such asset sale, so long as such liabilities, notes, obligations, or other securities are converted into cash on the same Business Day as such asset sale is consummated and shall include any Telecommunications Assets received as consideration for any asset sales to the extent permitted under the Existing Senior Notes and Existing Subordinated Notes); and (iv) to the extent required by SECTION 2.4(b) or SECTION 3.2, the Net Cash Proceeds from such asset sale shall be applied as a mandatory commitment reduction and prepayment in accordance with the Loan Documents.

1.1 SALE-LEASEBACK FINANCINGS. No Company will enter into any sale-leaseback arrangement with any Person, other than another Company, pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

1.2

1.3 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company will, directly or indirectly, merge or consolidate with any other Person, other than
(a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower is the surviving entity, (c) mergers among Wholly-owned Companies; provided that, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 9.18. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, except for sales, leases, transfers, or other such distributions to another Company or as permitted pursuant to and in accordance with SECTIONS 9.15 and 9.16(g).

1.4

1.5 RESTRICTIONS ON SUBSIDIARIES. No Subsidiary of Borrower nor any Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Documents) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other Company, (c) making loans, advances, or investments to Borrower or any other Company, or (d) transferring any of its property or assets to Borrower or any other Company.

1.6

1.7 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event.

1.8

1.9 GOVERNMENT REGULATIONS. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

1.10

1.11 TRANSACTIONS WITH AFFILIATES. No Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Borrower and any Guarantor or among Guarantors), other than (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, (ii) as permitted under SECTION 9.14(j), (iii) as permitted under SECTION 9.16(g)(i), and (iv) employee stock options permitted as Equity Issuances.

1.12

1.13 NEW BUSINESS. No Company will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date.

1.14

1.15 PERMITTED ACQUISITIONS, SUBSIDIARY GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each Domestic Subsidiary that becomes a Domestic Subsidiary of Borrower or any Guarantor after the Closing Date (whether as a result of Acquisition, merger, creation, or otherwise), (a) to execute a Guaranty on the date such entity becomes a Domestic Subsidiary of Borrower or any Guarantor and promptly deliver (but in no event later than 10 days following consummation of such creation, Acquisition, or merger) such Guaranty to Administrative Agent and (b) to execute and deliver to Administrative Agent (as soon as possible, but in no event later than 45 days following consummation of such creation, Acquisition, or merger) all required Collateral Documents creating Liens in favor of Administrative Agent on all the assets of such Domestic Subsidiary. To the extent any Authorization issued by any FCC or PUC is acquired by Borrower or any Domestic Subsidiary (whether pursuant to a Permitted Acquisition or otherwise), Borrower shall transfer or shall cause any other Company to transfer any such Authorization to the License Company.

1.16

1.17 FISCAL YEAR AND ACCOUNTING METHODS. No Company will change its fiscal year for book accounting purposes or its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

1.18

1.19     FINANCIAL HEDGES.

1.20

         (a) The Companies shall, within 60 days from the date hereof, enter into Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution reasonably acceptable to Administrative Agent with a duration of a period of at least two years, which, together with the aggregate principal amounts outstanding under the Existing Senior Notes, ensure that the net interest cost to Borrower is fixed, capped, or hedged with respect to at least fifty percent (50%) of the Total Debt of the Companies outstanding on the Closing Date; provided, however, that the protected rate shall be no greater than 2.5% above the all-in rate on the Closing Date hereof.

         (a) To the extent permitted by this Agreement, the Existing Senior Notes, Existing Subordinated Notes, and any permitted issuances of Debt pursuant to SECTION 9.12, to the extent any Lender or its Affiliate issues a Financial Hedge to any Company, including, without limitation, any Financial Hedges with Lenders or their Affiliates obtained in satisfaction of the requirements of SECTION 9.26(a), such Lender or its Affiliate are afforded the benefits of (and Borrower [or any Company by execution of Collateral Documents] hereby confirms a grant of) Liens in and to the Collateral as evidenced by the Collateral Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Financial Hedge; such Lien is pari passu with that of Administrative Agent on behalf of the Lenders.

         (a) Financial Hedges held by any Company whether in satisfaction of the requirements of this SECTION 9.26 or as otherwise permitted by the Loan Documents, shall be subject to the following: (i) each such Lender or other institution issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Financial

         Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) to the extent permitted by this Agreement, the Existing Senior Notes, Existing Subordinated Notes, and any permitted issuances of Debt pursuant to SECTION 9.12, if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of SECTION 12.11; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

1.1 ASSIGNMENT. No Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

1.2

1.3 AFFILIATE SUBORDINATION AGREEMENTS. Borrower and each Guarantor shall, simultaneously with the creation of any and all future Debt of Borrower or any Guarantor to any one or more Affiliates, other than any Company, cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of EXHIBIT H, subordinating the payment of such Debt to the payment of the Obligation.

1.4

1.5 YEAR 2000. Borrower will promptly notify Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

1.6

1.7 AMENDMENTS TO DOCUMENTS. Without first obtaining Required Lenders' prior written consent, no Company shall (a) amend or permit any amendments to any Company's Articles of Incorporation or Bylaws as in effect on the date of this Agreement, if such action could adversely affect the Rights of Lenders or have a Material Adverse Effect; (b) amend or modify (or permit any amendments or modifications) any Material Contract, if such action could adversely affect the Rights of Lenders or otherwise have a Material Adverse Effect; or (c) amend any provisions of any Subordinated Debt, Senior Debt, or other Debt arrangement
(i) if such amended provisions are materially more restrictive (as reasonably determined by Administrative Agent) than the Loan Documents or the provisions of the Debt instruments being revised, or (ii) if after giving effect thereto a Default or Potential Default exists or arises under the Loan Documents.

1.8

1.9 MANAGEMENT FEES. No Company may pay (or permit to be paid) any management fees (other than management fees payable to Borrower or other Guarantors).

1.1      FINANCIAL COVENANTS. As calculated on a consolidated basis for the
Companies:

1.2

         (a) Senior Secured Debt to Total Capitalization. At any date of determination during the period from the Closing Date through June 30, 2001, Borrower shall never permit the ratio (expressed as a percentage) of (i) Senior Secured Debt to (ii) Total Capitalization to exceed 20%.

         (a) Total Debt to Total Capitalization. At any date of determination during the period from March 31, 2000 through June 30, 2001, Borrower shall never permit the ratio (expressed as a percentage) of (i) Total Debt to (ii) Total Capitalization to exceed 64.0%.

         (a) Minimum Revenues. At any date of determination during the period from the Closing Date through June 30, 2001, Borrower shall never permit the Revenues to be less than the following amounts shown in the table below which correspond to the applicable period in which such determination is made:

===============================================================================
                   PERIOD                                  MINIMUM REVENUE
===============================================================================
       Closing Date to March 31, 2000                      $  825,000,000
       April 1, 2000 to June 30, 2000                      $  875,000,000
     July 1, 2000 to September 30, 2000                    $  925,000,000
    October 1, 2000 to December 31, 2000                   $1,000,000,000
     January 1, 2001 to March 31, 2001                     $1,075,000,000
       April 1, 2001 to June 30, 2001                      $1,150,000,000
===============================================================================

         (a) Minimum Operating Cash Flow. During the period from the Closing Date to June 30, 2001, Borrower shall never permit the Operating Cash Flow of the Companies (determined on a consolidated basis) to be less than the amounts show below which corresponds to the applicable period in which such determinations are made:

===============================================================================
                   PERIOD                           MINIMUM OPERATING CASH FLOW
===============================================================================
       Closing Date to March 31, 2000                       $ 40,000,000
       April 1, 2000 to June 30, 2000                       $ 45,000,000
     July 1, 2000 to September 30, 2000                     $ 60,000,000
    October 1, 2000 to December 31, 2000                    $ 70,000,000
     January 1, 2001 to March 31, 2001                      $ 95,000,000
       April 1, 2001 to June 30, 2001                       $125,000,000
===============================================================================

         (a) Senior Secured Debt to Annualized Operating Cash Flow. At any date of determination, Borrower shall never permit the ratio of (i) Senior Secured Debt to (ii) Annualized Operating Cash Flow, determined on a quarterly basis on the last day of each fiscal quarter, to be greater than (A) 5.00 to 1.0 for each fiscal quarter during the period ending on September 30, 2001; and (B) 4.50 to 1.0 for each fiscal quarter from October 1, 2001, to December 31, 2001; and (C) 3.50 to
         1.00 for each fiscal quarter during the period from January 1, 2002 to December 31, 2002; and (D) 2.50 to 1 for each fiscal quarter ending after January 1, 2003.

         (a) Total Debt to Annualized Operating Cash Flow. Borrower shall never permit the ratio of (i) Total Debt to (ii) Annualized Operating Cash Flow, determined on a quarterly basis on the last day of each fiscal quarter, to be greater than the ratio shown in the table below which corresponds to the applicable period in which such quarter occurs:

===============================================================================
                   PERIOD                                      RATIO
===============================================================================
     July 1, 2001 to September 30, 2001                      15.00 to 1
-------------------------------------------------------------------------------
    October 1, 2001 to December 31, 2001                     14.50 to 1
-------------------------------------------------------------------------------
      January 1, 2002 to June 30, 2002                       13.50 to 1
-------------------------------------------------------------------------------
     July 1, 2002 to December 31, 2002                       11.50 to 1
-------------------------------------------------------------------------------
      January 1, 2003 to June 30, 2003                        9.50 to 1
-------------------------------------------------------------------------------
     July 1, 2003 to December 31, 2003                        8.00 to 1
-------------------------------------------------------------------------------

      January 1, 2004 to June 30, 2004                       7.00 to 1
-------------------------------------------------------------------------------
     July 1, 2004 to December 31, 2004                       6.00 to 1
-------------------------------------------------------------------------------
      January 1, 2005 to June 30, 2005                       5.50 to 1
-------------------------------------------------------------------------------
                 Thereafter                                  5.00 to 1
===============================================================================

         (a) Interest Coverage. Borrower shall never permit the Interest Coverage Ratio of the Companies to be less than or equal to the ratio shown in the table below which corresponds to the applicable period in which such determination is made:

===============================================================================
                   PERIOD                             INTEREST COVERAGE RATIO

===============================================================================
    October 1, 2001 to December 31, 2001                     1.00 to 1
-------------------------------------------------------------------------------
    January 1, 2002 to December 31, 2002                     1.15 to 1
-------------------------------------------------------------------------------
    January 1, 2003 to December 31, 2003                     1.50 to 1
-------------------------------------------------------------------------------
                 Thereafter                                  2.00 to 1
===============================================================================

         (a) Capital Expenditures. Borrower shall not make, nor permit any Company to make, any Capital Expenditures that would cause the aggregate Capital Expenditures made by the Companies in any fiscal year to exceed the amount set forth below which corresponds to the applicable fiscal year; provided, however, if at the end of any fiscal year the amount specified below for Capital Expenditures in such fiscal year exceeds the actual amount of Capital Expenditures made by the Companies in such fiscal year (the amount of such excess being herein referred to as the "EXCESS AMOUNT"), then the Companies shall be entitled to increase the amount of permitted Capital Expenditures for the succeeding fiscal year by an amount equal to 100% of such Excess Amount, provided, that, in no event shall the total permitted Capital Expenditure in any fiscal year exceed the amount set forth in the table below by more than 50%:

===============================================================================
                FISCAL YEAR                      PERMITTED CAPITAL EXPENDITURES
===============================================================================
                    2000                                  $575,000,000
-------------------------------------------------------------------------------
                    2001                                  $375,000,000
-------------------------------------------------------------------------------
                    2002                                  $300,000,000
-------------------------------------------------------------------------------
                    2003                                  $275,000,000
-------------------------------------------------------------------------------
            2004 and thereafter                           $250,000,000
===============================================================================

1.1 REGULATORY MATTERS; LICENSE COMPANY. On or prior to January 31, 2000, Borrower shall deliver to Administrative Agent evidence, in form and substance reasonably satisfactory to Administrative Agent and its counsel, demonstrating that (a) the Companies have filed all necessary applications and, where necessary, requests for approval, with the PUCs listed on SCHEDULE 1 to obtain all necessary Special Regulatory Approvals with respect to the Companies' incurrence of Debt under the Loan Documents and the related pledge of Collateral, including, without limitation, the stock of all Domestic Subsidiaries of Borrower; (b) the Companies have filed all necessary applications, and where necessary, requests for approval, with the FCC and the PUCs listed on SCHEDULE 9.33, regarding the transfer of all FCC and PUC Authorizations owned by Borrower or any Company to a Wholly-owned

Subsidiary of Borrower (collectively, the "TRANSFER APPROVALS"), which Subsidiary has and will have no other assets, other than the Authorizations transferred to such entity by the Companies and certain contracts, agreements, or other assets that are required by the FCC or a PUC to be held in the same entity as the entity holding the Authorizations (the "LICENSE COMPANY") and which License Company shall execute a Guaranty and all necessary Collateral Documents as required by, and in accordance with, SECTION 6 of this Agreement; and (c) the License Company has been duly formed and incorporated and is qualified to do business in each jurisdiction where the nature and extent of its business so requires. Borrower shall (and shall cause each Company to) use diligent efforts to obtain the Special Regulatory Approvals and the Transfer Approvals and to transfer each Company's FCC and PUC Authorizations to the License Company. Until such time as all such approvals have been obtained and all such Authorizations have been transferred to License Company, Borrower shall deliver to Administrative Agent a monthly report detailing the status of each application for Special Regulatory Approvals and Transfer Approvals and the status of the transfers of Authorizations to License Company. Notwithstanding any contrary provisions of the Loan Documents, License Company may not incur any Debt or create or permit to be created any Lien on its assets, other than the Obligation and the Liens created by the Collateral Documents.

1SECTION DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

2

2.1      PAYMENT OF OBLIGATION. The failure or refusal of any Company to pay
(a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents);
(b) any other part of the Obligation on or before five calendar days after the due date; and (c) the indemnifications and reimbursement obligations provided for in the Loan Documents after demand therefor.

1.1 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

1.2

         (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3(a),(b), AND (f), 9.4, 9.6, 9.10, 9.12, 9.14 through 9.19,
         9.22, 9.24, 9.27, 9.32, and 9.33; and

         (a) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 30 days.

1.1 DEBTOR RELIEF. Borrower or any other Company (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

1.2

1.3 JUDGMENTS AND ATTACHMENTS. Any Company fails, within 30 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $5,000,000 which is not stayed on appeal.

1.4

1.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

1.6

1.7 MISREPRESENTATION. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

1.8

1.9 CHANGE OF CONTROL. The occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Companies, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of Borrower, (iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Borrower, including by way of merger, consolidation or otherwise, (iv) the first day on which a majority of the members of the board of directors of Borrower are not Continuing Directors, and (v) Borrower ceases to own directly or indirectly 100% of the voting control of the other Companies, except as permitted by SECTION 9.16 and SECTION 9.18, or, in the case of Digex, reduce its current ownership except as permitted in SECTION 9.16.

1.10

1.11 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Company shall expire (the effect of which would be or could reasonably be expected to affect materially and adversely the operations of Borrower or any other Company), and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Company or another Company; or (b) any Authorization necessary for the ownership or operations of any Company shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside (the effect of which would be or could reasonably be expected to affect materially and adversely the operations of Borrower or any other Company); (c) Borrower or any other Company is required by any Governmental Authority to halt construction or operations under any Authorization (the effect of which would be or could reasonably be expected to affect materially and adversely the operations of Borrower or any other Company), and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or (d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be or could reasonably be expected to affect materially and adversely the operations of Borrower or any other Company (taken as a whole) as now conducted.

1.12

1.13 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) Any Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation or Debt between or among Companies) in excess (individually or collectively) of $5,000,000; (b) any default exists under any agreement to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount of Debt of such Company in excess (individually or collectively) of $5,000,000 to become due and payable by any Company prior to the stated maturity thereof; (c) any Debt in excess (individually or collectively) of $5,000,000 shall be declared to be due and payable or required to be prepaid by any Company prior to the stated maturity thereof; or (d) any default exists under any Material Agreement (other than Material Agreements among or between Companies) to which a Company is a party.

1.14

1.15 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

1.16

1.17 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which constitutes a Material Adverse Event (other than a Potential Default) with respect to the business, operations, properties, prospects, or financial positions of the Borrower or any other Company.

1.18

1.19 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company, when aggregated with any environmental liability for each other Company, shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $5,000,000 liability during any consecutive twelve (12) month period.

1.20

1.21 EMPLOYEE BENEFIT PLANS. (a) Any Company or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which unpaid amounts exceed $5,000,000 in the aggregate; or (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Companies and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $5,000,000.

1.22

1.23 PLEDGED STOCK. If (a) Administrative Agent ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on (i) all of the issued and outstanding shares of common stock of the Domestic Subsidiaries issued to Borrower and any Domestic Subsidiary, and (ii) 65% of the issued and outstanding shares of common stock of the Foreign Subsidiaries issued to Borrower and any Domestic Subsidiary, and such failure is not cured within five Business Days; or (b) any Collateral Document after delivery thereof pursuant to SECTION 6 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, except as permitted under the Loan Documents.

1.24

1.25 DISSOLUTION. Borrower or any other Company shall dissolve, liquidate, or otherwise terminate their existence, except as permitted in SECTION 9.18.

1.26

1.27 PAYMENT OF CERTAIN OTHER AGREEMENTS. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Company of any amount of any Subordinated Debt, any Senior Debt, or the Preferred Stock in a manner or at a time during which such payment is not permitted under the terms of the Loan Documents, or under any instrument or document evidencing or creating the Preferred Stock, any Senior Debt, or any Subordinated Debt, including, without limitation, any subordination provisions set forth therein.

1.28

1.29 DEFAULT OR ACCELERATION UNDER CERTAIN OTHER AGREEMENTS. (i) The occurrence of any "default," "event of default," or other breach which remains uncured on any date of determination under or with respect to any agreement creating or evidencing any Senior Debt, Subordinated Debt, or Preferred Stock (other than any [default] or breach of the Preferred Stock so long as the sole remedy is the election of members of the board of directors constituting not more than 20% of the then-existing board of directors); (ii) the trustee with respect to, or any holder of, the Preferred Stock, the Senior Debt, or any Subordinated Debt shall effectively declare all or any portion of such Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) Debt under the Senior Notes or any Subordinated Debt, or any obligations under the Preferred Stock, becomes due before its stated maturity by acceleration of the maturity thereof.

1.30

1.31 REDEMPTION OF CERTAIN OTHER DEBT OR OBLIGATION. If an event shall occur, including, without limitation, a "Change in Control" as defined in any documents evidencing or creating the Existing Senior Notes, any New Senior Notes, the Preferred Stock, or any agreement evidencing or creating the Subordinated Debt, and (i) the trustee or the holders of any such Debt or obligation shall initiate notice to request or require (or any Company shall automatically be so required) to redeem or repurchase such Debt or obligation, or (ii) any Company shall initiate notice to holders of the Subordinated Debt, the holders of any Preferred Stock, or the holders of the Existing Senior Notes or any New Senior Notes, in connection with a redemption of any Debt or obligation arising under such agreements or instruments.

1 SECTION RIGHTS AND REMEDIES.

2

2.1      REMEDIES UPON DEFAULT .

2.2

         (a) If a Default exists under SECTION 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

         (a) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment;
                  (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower and each other Guarantor in and to every account and other property of such Companies which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

1.1 COMPANY WAIVERS. To the extent permitted by Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

1.2 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at their option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent do not assume, and shall never have, except by their express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

1.3

1.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

1.5

1.6 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company,
(b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Company arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Borrower and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

1.7

1.8 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

1.9

1.10 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

1.11

1.12 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

1.13




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1.14     CERTAIN PROCEEDINGS. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Administrative Agent's and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section may be specifically enforced.

1.15

1.16 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Document, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Document which would affect the operational, voting, or other control of any Company or Guarantor, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

1.17

1.18     EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen
(15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent, Arranging Agents, and Lead Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent, Arranging Agents, and Lead Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company or Guarantor arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

1.19

1.20 INDEMNIFICATION. BORROWER AND EACH GUARANTOR (BY EXECUTION OF A GUARANTY) AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGING AGENT, LEAD ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY




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INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE
TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH GUARANTOR (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER OR GUARANTORS HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER AND EACH GUARANTOR CONTAINED IN THIS
SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

1 SECTION AGREEMENT AMONG LENDERS.

2

2.1      ADMINISTRATIVE AGENT .

2.2

         (a) Appointment of Administrative Agent. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

         (a) Resignation of Administrative Agent. Successor Administrative Agent. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent, upon consultation with Borrower (so long as no Default or Potential Default exists), from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, upon consultation with Borrower (so long as no Default or Potential Default exists), on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a




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         successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         (a) Administrative Agent as a Lender. Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

         (a)      Other Activities of Administrative Agent. Administrative

         Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

1.1 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

1.2

1.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from





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absorbing its Pro Rata Part of any losses sustained with respect to the
Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

1.4

1.5      DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

1.1      LIMITATION OF LIABILITY .

         (a) General. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent or to account for funds received by it for the account of any Lender).

         (a) Non-Discretionary Actions. Indemnifications. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting




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         hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

         (a) Independent Credit Decision. Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of,
         (i) the creditworthiness of any Company or any Guarantor and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document,
         (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company or Guarantor. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (provided that, Administrative Agent, and its respective Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

1.1      DEFAULT; COLLATERAL .

1.2

         (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent or and any suit or proceeding instituted by Administrative Agent or in furtherance of such enforcement shall be brought in their respective names as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

         (a) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. Except to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         (a) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any




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         action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

         (a) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or wilful misconduct.

         (a) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of the Obligation; (ii) constituting property in which no Company owned an interest at the time the Lien was granted or at any time thereafter;
         (iii) constituting property leased to a Company under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Company to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents, including, without limitation, under SECTION 9.16; (vi) as contemplated in
         SECTION 6.5, or (vii) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this
         SECTION 12.6.

         (a)      In furtherance of the authorizations set forth in this
         SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

1.1 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender,



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Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

1.2

1.3 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

1.4

1.5 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Company, Guarantor, or any other Person other than Lenders; consequently, no Company, Guarantor, or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

1.6

1.7 AGENTS. None of the Lenders identified in this Agreement as "Syndication Agent," "Documentation Agent," or "Arranging Agent," shall have any rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent," "Documentation Agent," or "Arranging Agent," shall have or be deemed to have any fiduciary relationship with any Lender.

1.8

1.9 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder

1.10

1.11 FINANCIAL HEDGES. To the extent any Lender or any Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents (to the extent permitted by the Existing Senior Notes, Existing Subordinated Notes, and any permitted issuances of Debt pursuant to SECTION 9.12), such Lender (for itself and on behalf of any such Affiliates) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this SECTION 12; whereupon all references to "Lender" in this SECTION 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Document. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists solely of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this SECTION 12.12 as an "ISSUING LENDER"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

1 SECTION MISCELLANEOUS.

2

2.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

1.1 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding




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Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

1.2

1.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this Section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for Borrower and each Company is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn:
Karen S. Nelson.

1.4

1.5 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

1.6

1.7 EXCEPTIONS TO COVENANTS. No Company or Guarantor shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

1.8

1.9 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provide for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

1.10

1.11     GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

1.12

1.13 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company and Guarantor party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

1.14

1.15 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, GUARANTORS, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, THE GUARANTORS, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

1.16

1.17 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION
13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,




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

SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

1.1      AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS .

1.2

         (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

         (a) Any amendment to or consent or waiver under or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent or any scheduled reduction of the Revolver Commitment, the Telecommunications Commitment, or the Maximum Receivables Commitment;
         (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS"; (iv) except as set forth in CLAUSE (c) below, changes the order of application of any payment or prepayment set forth in SECTIONS 3.2 and 3.11 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases all or any substantial portion of Guaranties except as contemplated in
         SECTION 6.4; (vi) releases all or any substantial portion of Collateral for the Obligation or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, other than Liens securing the Obligation except as contemplated in SECTION 6.4; (vii) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" under any Facility or "COMMITMENT PERCENTAGE" may be increased.

         (a) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

(a) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

1.1 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

1.1      SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS .

1.2

         (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes); provided, however, that:

                  (i)      each such assignment shall be to an Eligible
                  Assignee;

                  (i) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under the Loan Documents, any partial assignment in any Facility shall be in an amount at least equal to $5,000,000;

                  (i) each such assignment in any Facility by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes; except that this CLAUSE (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility; and

                  (i) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT F hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

         (a) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums under the Revolver Facility of the assignor and assignee.

         (a) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (a) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases all or any substantial portion of the Guaranties or all or any substantial portion of the Collateral for the Obligation under the Loan Documents (except such releases as are contemplated by SECTION 6.5); provided that, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

         (a) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (a) Any Lender may furnish any information concerning the Companies or the Guarantors in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

1.1 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

1.2

1.3 CONFIDENTIALITY. The Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

1.4

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]



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




REVOLVING CREDIT AGREEMENT

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED as of the 22nd day of December, 1999, but effective as of the Closing Date.

                                INTERMEDIA COMMUNICATIONS INC.

                                By: /s/ David C. Ruberg
                                   --------------------------------------
                                        David C. Ruberg, Chairman, President,
                                        and Chief Executive Officer

                                Executed at: District of Columbia, Maryland

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED as of the 22nd day of December, 1999, but effective as of the Closing Date.

                                BANK OF AMERICA, N.A., as Administrative Agent, Arranging Agent, and as a Lender

                                By: /s/ Jennifer F. Zydney
                                   --------------------------------------------
                                        Jennifer F. Zydney, Managing Director

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED as of the 22nd day of December, 1999, but effective as of the Closing Date.

                                BNY CAPITAL MARKETS, INC.,
                                as Syndication Agent

                                By: /s/ Jeffrey D. Landau
                                -----------------------------------------------
                                        Jeffrey D. Landau, Managing Director

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED as of the 22nd day of December, 1999, but effective as of the Closing Date.

                                THE BANK OF NEW YORK,
                                as Arranging Agent and a Lender

                                By: /s/ Andrew R. Moore
                                -----------------------------------------------
                                        Andrew R. Moore, Vice President

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         EXECUTED as of the 22nd day of December, 1999, but effective as of the Closing Date.

                                TORONTO DOMINION (TEXAS), INC.,
                                as Documentation Agent, Arranging Agent, and a Lender

                                By: /s/ Debbie A. Greene
                                -----------------------------------------------
                                        Debbie A. Greene, Vice President

         Signature Page to that certain Revolving Credit Agreement dated as of December 22, 1999, among Intermedia Communications Inc. as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

         Each of the undersigned Guarantors hereby acknowledges that it has reviewed this Agreement and agrees that certain of the representations and covenants contained in SECTION 6 and SECTION 8 apply to Guarantors:

INTERMEDIA COMMUNICATIONS OF                              INTERMEDIA CAPITAL INC.
VIRGINIA INC.

By: /s/ David C. Ruberg                                   By: /s/ Lawrence Sledge
   ------------------------------------------------          ------------------------------------------------
        David C. Ruberg, President and                            Lawrence Sledge, Vice President and
        Chief Executive Officer                                   Assistant Secretary

INTERMEDIA LICENSING COMPANY                              BUSINESS INTERNET, INC.

By: /s/ David C. Ruberg                                   By: /s/ David C. Ruberg
   ------------------------------------------------          ------------------------------------------------
        David C. Ruberg, President                                David C. Ruberg, President and
                                                                  Chief Executive Officer

EXPRESS COMMUNICATIONS, INC.                              NETWAVE SYSTEMS, INC.

By: /s/ David C. Ruberg                                   By: /s/ David C. Ruberg
   ------------------------------------------------          ------------------------------------------------
        David C. Ruberg, Chief Executive Officer                  David C. Ruberg, Chief Executive Officer

SHARED TECHNOLOGIES FAIRCHILD, INC.                       NATIONAL TELECOMMUNICATIONS OF FLORIDA, INC.

By: /s/ David C. Ruberg                                   By: /s/ Lawrence Sledge
   ------------------------------------------------          ------------------------------------------------
        David C. Ruberg, Chief Executive Officer                  Lawrence Sledge, Vice President

NTC, INC.                                                 SHARED TECHNOLOGIES FAIRCHILD
                                                          COMMUNICATIONS CORP.

By: /s/ Lawrence Sledge                                   By: /s/ David C. Ruberg
   ------------------------------------------------          ------------------------------------------------
        Lawrence Sledge, Vice President                           David C. Ruberg, Chief Executive Officer



STF CANADA INC.                                          SHARED TECHNOLOGIES FAIRCHILD
                                                                 TELECOM, INC.

By: /s/ David C. Ruberg                                   By: /s/ David C. Ruberg
   ------------------------------------------------          ------------------------------------------------
        David C. Ruberg, Chief Executive Officer                  David C. Ruberg, Chief Executive Officer

DIGEX, INCORPORATED                                       ACCESS NETWORK SERVICES, INC.

By: /s/ Robert B. Patrick                                 By: /s/ David C. Ruberg
   ------------------------------------------------          ------------------------------------------------
        Robert B. Patrick, Vice President and                     David C. Ruberg, Chief Executive Officer
        Secretary


ACCESS VIRGINIA, INC.

By: /s/ David C. Ruberg
   ------------------------------------------------
     David C. Ruberg, Chief Executive Officer





                       *CONFORMED TO REFLECT SIGNATURES.